Exhibit 10.1

Partners for Growth

Amended and Restated Loan and Security Agreement

Borrower:	BORQS Hong Kong Limited (播思微系統香港有限公司), a private company limited by shares incorporated under Hong Kong law, registered with the Companies Registry under number 1151010
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Borrower:	BORQS Technologies (HK) Limited (播思微科技香港有限公司), a private company limited by shares incorporated under Hong Kong law, registered with the Companies Registry under number 2688549
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Guarantor:	BORQS Technologies, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1880410
Address:	Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

Guarantor:	BORQS International Holding Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 192127
Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Effective Date:	April 30, 2018
Modification Effective Date:	December 17, 2018
Restatement Date:	March 8, 2019

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) was originally entered into on the above-specified Effective Date set forth above and is amended and restated as of the Restatement Date by PARTNERS FOR GROWTH V, L.P. (“PFG”), whose address is 1751 Tiburon Blvd., Tiburon, CA 94920 and the Borrowers named above (jointly and severally, “Borrower”) and Guarantors named above (jointly and severally, “Guarantor”, and collectively with Borrower, “Obligor”), whose registered offices are located at the above addresses (“Obligor’s Address”). The Schedules to this Agreement being executed and delivered concurrently are an integral part of this Agreement and embody the principal terms of (i) the Loan made on the Effective Date (“Schedule 1”), (ii) the additional Loan made in the form of a secured convertible note (the “Convertible Note”) under the terms of that certain Waiver and Modification No. 1 to Loan and Security Agreement (the “Modification”, with the principal terms of such additional Loan as set forth in the Convertible Note and in “Schedule 2”), and (iii) a new revolving line of credit facility to be available when the conditions to the initial drawing under such line of credit have been satisfied under the terms of “Schedule 3” (the “RLOC” and such referenced Schedules, collectively, the “Schedules”). References to “the Agreement”, “this Agreement” or “this Restatement” mean this Agreement as amended and restated on the Restatement Date and includes the Schedules. Certain capitalized terms used in this Agreement have their meanings as set forth in Section 7 below.

1. LOANS.

1.1 Loans. PFG has made and will, subject to the conditions set forth herein, make loans to Borrower (each a “Loan” and collectively, the “Loans”) in the amount(s) shown in the Schedules. References to the “Schedule 1 Loan” mean the Loan the principal terms of which are as set forth in Schedule 1. References to the “Schedule 2 Loan” mean the Convertible Note the principal terms of which are as set forth in Schedule 2. References to the “Schedule 3 Loan” mean the Loans under the RLOC facility the principal terms of which are as set forth in Schedule 3.

1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rates shown in the Schedules, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the first day of each month for interest accrued during the prior month.

Partners for Growth	Amended and Restated Loan and Security Agreement

1.3 Fees. Borrower shall pay PFG the fees shown in the Schedules, which are in addition to all interest, Lender Expenses and other sums payable to PFG and are not refundable.

1.4 Loan Requests. To request an advance under Schedule 3 (the RLOC), Borrower shall make a Qualifying Request to PFG compliant with Section 8.5. Qualifying Requests are not deemed made until PFG acknowledges receipt of the same by electronic mail or otherwise in writing. Without limiting the effect of Section 8.22, each Obligor appoints the Responsible Officer(s) of BORQS HK as its authorized agent to make Qualifying Requests and any Qualifying Request made by such Responsible Officer(s) shall be binding on each Obligor as if made by its own respective directors or officers who are duly authorized to bind such Obligor in respect of this Agreement. PFG’s obligation to fund a request for an advance shall be subject to its receipt of such reports, certificates and other information as may be set forth in the Schedules. Advance requests received after 12:00 Noon U.S. Pacific time will not be deemed to have been received by PFG until the next Business Day. PFG may rely on any Qualifying Request given by a person whom PFG believes in good faith is a Responsible Officer, and each Obligor will indemnify PFG for any loss PFG suffers as a result of such reliance.

1.5 Late Fee. If any payment of accrued interest for any month is not made within three business days after the later of (i) the date a bill therefor is sent by PFG or (ii) three business days after the due date therefor, or if any payment of principal or any other payment is not made within three Business Days after its due date, then Borrower shall pay PFG a one-time late payment fee equal to 5% of the amount of each such late payment. The provisions of this paragraph shall not be construed as PFG’s consent to Borrower’s failure to pay any amounts when due, and PFG’s acceptance of any such late payments shall not restrict PFG’s exercise of any remedies arising out of any such failure. Unless expressly waived in writing by PFG in its sole discretion, interest at the Default Rate shall commence to apply to outstanding monetary Obligations as from the date the above grace periods expire.

1.6 Invoicing. PFG shall send invoices to Borrower (i) prior to the end of each month reflecting amounts due from time to time under or in connection with this Restatement, including for interest that will fall due through the end of each such month and (as applicable) recurring or scheduled principal payments, and (ii) from time to time not less than three Business Days before the Due Date for other non-recurring monetary Obligations and monetary Obligations not having a specified date for payment; provided, however, the failure of PFG to send or Borrower to receive an invoice for payment of regularly scheduled principal or interest payments falling due shall in no event excuse Borrower from its obligation to timely make such payments. The responsibility to make payments of principal and interest so that they are received by PFG on or prior to the Due Date rests solely with Borrower.

1.7 Joinder. BORQS Tech hereby joins this Restatement and other relevant Loan Documents as a Borrower and accedes to the Obligations applicable to a Borrower hereunder and under the other relevant Loan Documents as from the Restatement Date. Group Parent hereby joins this Restatement and other relevant Loan Documents as a Guarantor and accedes to the Obligations applicable to a Guarantor Obligor hereunder and under the other relevant Loan Documents, including as to Obligations arising prior to the Restatement Date. Notwithstanding anything to the contrary set forth in this Restatement or any other Loan Document, by entering into this Restatement, each Borrower and each Obligor (other than BORQS Tech and Group Parent, joined under this Section 1.7) reaffirms its Obligations under the Agreement as in effect on the Effective Date, as amended by this Restatement, and acknowledges and agrees that this Restatement, the joinder and accession of BORQS Tech and Group Parent and the making of new Loans to Borrower under this Restatement do not constitute a novation of their respective obligations under the Loan Agreement, as amended and restated, or of the grants of security effected in connection with this Agreement, all of which remain in full force and effect and are hereby affirmed in respect of Obligations before the Restatement Date and reaffirmed in respect of new Obligations under this Restatement.

2. SECURITY INTEREST.

2.1 Grant of Security Interest and Lien. To secure the payment and performance of all of the Obligations when due, each Obligor on the Effective hereby reaffirms and grants to PFG as of the Restatement Date and each Obligor joined under Section 1.7 hereby grants to PFG as of the Restatement Date a continuing Lien in, and pledges to PFG, all of the following (collectively, the “Collateral”): all right, title and interest of Obligor in and to all of the following, whether now owned or hereafter arising or acquired and wherever in the world located: all Accounts; all Inventory; all Equipment; all Collateral Accounts (including Deposit Accounts); all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above and all Obligor’s books relating to any and all of the above, and provided that if any asset cannot be secured without consent of a third party (and such consent is not given), this Agreement will constitute security over all proceeds and other amounts receivable from such asset.

Partners for Growth	Amended and Restated Loan and Security Agreement

2.2 Execution of further Security Documents. The Obligors shall on or about the date of this Agreement enter into the Security Documents. Notwithstanding anything else to the contrary set forth herein or in any other Loan Document, including governing law, jurisdiction or enforcement and rights and remedies available thereunder, the Security Documents are intended to be independent of and supplemental to the Liens, rights and remedies of PFG under this Agreement and the other Loan Documents.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

In order to induce PFG to enter into this Agreement and to make Loans, subject to such exceptions as are set forth with specificity in Exhibit A, Obligor represents and warrants to PFG as follows, and Obligor covenants that the following representations were as of the Effective Date and will continue to be true, except for representations expressly specified to be made as of a particular date, and that Obligor will at all times comply (or as applicable, procure the compliance of all Persons under such Obligor’s direct or indirect Control, with all of the following covenants, throughout the term of this Agreement and thereafter until all Obligations (other than inchoate indemnity obligations) have been paid and performed in full:

3.1 Corporate Existence, Authority and Consents. Obligor was on the Effective Date and is on the Restatement Date and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and had (as of the Effective Date) and has as of the Restatement Date in full force and effect all material Governmental Authorizations required for each such Obligor to lawfully conduct its business as conducted on each such dates, respectively. Any change to an Obligor’s jurisdiction or form or organization is subject to PFG’s prior consent, which consent shall not be unreasonably withheld if, in PFG’s judgment, its security interest, Collateral, priority of Lien and remedies remain unimpaired and unprejudiced by such change. Obligor is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so could result in an adverse effect on Obligor, the Group, its business or the Group’s business as a whole, or result in a monetary or non-monetary loss or obligation with a value in excess of $50,000. The execution, delivery and performance by Obligor of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Obligor in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements relating to creditors’ rights generally, and subject to any Governmental Authorization to be obtained in connection with the granting of security interest hereunder), and (iii) do not violate Obligor’s Constitutional Documents, or any Legal Requirement or any material agreement or instrument of Obligor or relating to its property, (iv) do not require any action by, filing, registration or qualification with, or Governmental Authorization from, any Governmental Body (except such Governmental Authorizations which have already been obtained and are in full force and effect, and such actions, filings, registrations specifically listed in this Agreement or the documents contemplated hereby, including without limitation the registration of Security Instruments with the Hong Kong Companies Registry), and (v) do not constitute grounds for acceleration of any material Indebtedness or obligation under any agreement or instrument of Borrower or relating to its property. Without limiting the foregoing: (A) the Board has the authority under each Obligor’s Constitutional Documents to enter into and cause such Obligor to perform, or to delegate such authority to a Responsible Officer to enter into and cause such Obligor to perform, its Obligations, and (B) other than the approval of the requisite members of the Board, no consent is required of any Person to make the representation set forth in clause (A) absolutely true in all respects (except for such consents that have already been obtained and are in full force and effect).

3.2 Name; Trade Names and Styles. As of the Restatement Date, the name of Obligor set forth in the heading to this Agreement is its correct name, as set forth in its Constitutional Documents. Listed in the Representations are all prior names of Obligor and all of Obligor’s present and prior trade names as of the Restatement Date. Obligor shall give PFG 30 days’ prior written notice before changing its name or doing business under any other name. Obligor has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, if applicable to Obligor.

3.3 Place of Business; Location of Collateral. As of the Restatement Date, the address set forth in the heading to this Agreement is Obligor’s chief executive or registered office. In addition, as of the Restatement Date, Obligor has places of business and Collateral is located only at the locations set forth in the Representations. Obligor will give PFG at least 30 days prior written notice before opening any additional place of business. In addition, any relocation of its chief executive office or movement of any Collateral valued at greater than $50,000 to a non-PRC location other than Borrower’s Address or one of the non-PRC locations set forth in the Representations shall require PFG’s prior written consent, which consent shall not unreasonably be withheld if, in PFG’s judgment, its Liens, Collateral, priority of Liens and remedies remain unimpaired and unprejudiced by such change(s). Notwithstanding the foregoing, Obligor may maintain sales offices in the ordinary course of business at which not more than a total of $50,000 fair market value of Collateral is located.

Partners for Growth	Amended and Restated Loan and Security Agreement

3.4 Title to Collateral; Perfection; Permitted Liens.

(a) Obligor was as of the Effective Date, is as of the Restatement Date and will at all times in the future be, the sole owner of its Collateral, except for Collateral which is leased or licensed to Obligor. The Collateral is as of the Restatement Date and will remain free and clear of any and all Liens, encumbrances and adverse claims, except for Permitted Liens and in such case, only to the extent permitted. As of the Restatement Date, PFG will have, and will continue to have, a First-Priority perfected and enforceable security interest in all of the Collateral and Obligor will at all times defend PFG and the Collateral against all claims of others.

(b) Obligor has set forth in the Representations all of Obligor’s Collateral Accounts as of the Restatement Date, and Obligor shall (i) give PFG ten (10) Business Days advance written notice before establishing any new Collateral Accounts and before depositing any Cash or Cash Equivalents or Investment Property into any new Collateral Account and (ii) cause the institution where any such new Collateral Account is maintained to execute and deliver to PFG a Control Agreement in form sufficient to perfect PFG’s security interest in the Collateral Account and otherwise satisfactory to PFG.

(c) In the event that Obligor shall at any time after the Effective Date have any commercial tort claims against others, which it is asserting, and in which the potential recovery exceeds $100,000, Obligor shall promptly notify PFG thereof in writing and provide PFG with such information regarding the same as PFG shall request (unless providing such information would waive Obligor’s attorney-client privilege). Such notification to PFG shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to PFG, and Obligor shall execute and deliver all such documents and take all such actions as PFG shall request in connection therewith.

(d) No Collateral with a value in excess of $250,000 is affixed to any real property in such a manner or with such intent as to become a fixture, except as disclosed in detail in Exhibit A. From and after the Effective Date, without PFG’s consent in each instance, no material part of the Collateral will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Obligor is not, except as set forth in Exhibit A, and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Obligor’s right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, Obligor shall, whenever requested by PFG, use commercially reasonable efforts to cause such third party to execute and deliver to PFG, in form acceptable to PFG, such waivers and subordinations as PFG shall specify [in its good faith business judgment]. Obligor will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

(e) Except as specified in the Representations, Obligor is not party to, nor is it bound by, any Restricted License.

3.5 Maintenance of Collateral. Obligor will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Obligor will not use the Collateral for any unlawful purpose. Obligor will promptly advise PFG in writing of any material loss or damage to the Collateral.

3.6 Books and Records. Obligor has maintained and will maintain at Obligor’s Address complete and accurate books and records, comprising an accounting system in accordance with IFRS or other generally acceptable accounting method (such as GAAP) as Obligor may adopt with notice to PFG.

3.7 Financial Condition, Statements and Reports. All Financial Statements now or in the future delivered to PFG have been, and will be, prepared in conformity with IFRS or such other generally acceptable accounting method as Obligor may adopt and now and in the future will fairly present the results of operations and financial condition of Obligor in all material respects, in accordance with IFRS or such other generally acceptable accounting method as Obligor may adopt, at the times and for the periods therein stated. Between the last date covered by any such statement provided to PFG and the Restatement Date, there has been no Material Adverse Change.

3.8 Tax Returns and Payments; Pension Contributions. Obligor has timely filed, and will timely file, all required Tax Returns, and Obligor has timely paid, and will timely pay, all Taxes now or in the future owed by Obligor. Obligor may, however, defer payment of any of the foregoing which are contested by Obligor in good faith, provided that Obligor (i) contests the same by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies PFG in writing of the commencement of, and any material development in, the contesting proceedings initiated by the Borrower, and (iii) posts bonds or takes any other steps required to keep the same from becoming a lien upon any of the Collateral. Obligor is unaware of any claims or adjustments proposed for any of Obligor’s prior tax years which could result in additional Taxes becoming due and payable by Obligor. Obligor has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Obligor has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Obligor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Body.

Partners for Growth	Amended and Restated Loan and Security Agreement

3.9 Compliance with Law. Obligor has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all Legal Requirements applicable to Obligor, including, but not limited to, those relating to Obligor’s ownership of real or personal property, the conduct and licensing of Obligor’s business, and all environmental matters.

3.10 Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of Obligor’s Knowledge) threatened against or affecting Obligor in any court or before any Governmental Body (or any basis therefor known to Obligor) (i) involving any single claim of $100,000 or more, or involving $250,000 or more in the aggregate, or (ii) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Obligor will promptly inform PFG in writing of any claim, proceeding, litigation or investigation in the future about which it has Knowledge threatened or instituted against Obligor involving any single claim of $100,000 or more, or involving $250,000 or more in the aggregate.

3.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes, including any purposes detailed in the Schedules. Obligor is not purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States) and no part of the proceeds of any Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

3.12 No Default. At the Restatement Date, no Default or Event of Default has occurred, and no Default or Event of Default will have occurred after giving effect to any Loans being made concurrently herewith.

3.13 Protection and Registration of Intellectual Property Rights. Obligor owns or otherwise holds the right to use all Intellectual Property rights material to Obligor’s business or necessary for the conduct of its business as currently conducted and reflected in any Obligor’s financial plans covering future periods. Obligor shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property, other than Intellectual Property that is not material to Obligor’s business, has a fair value of less than $50,000 and that Obligor has affirmatively determined not to maintain or to abandon; (b) promptly advise PFG in writing of Known third-party infringements of its Intellectual Property material to its business; (c) not allow any Intellectual Property material to Obligor’s business to be abandoned, forfeited or dedicated to the public without PFG’s written consent, (d) (i) provide written notice to PFG at least ten (10) days prior to entering into or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public and licenses or agreements of Obligor with customers in which Obligor is an original equipment manufacturer), and (ii) use all commercially reasonable efforts to obtain the consent or waiver of any Person whose consent or waiver is necessary for (A) any Restricted License to be deemed “Collateral” and for PFG to have a Lien in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (B) PFG to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with PFG’s rights and remedies under this Agreement and the other Loan Documents, and (e) while any Obligations are outstanding, shall not Transfer any Intellectual Property without PFG’s consent, which consent shall not be unreasonably withheld if no Default or Event of Default has occurred and is then continuing, the Transfer of such Intellectual Property would not give rise to such a Default or Event of Default, and if such Intellectual Property meets the three criteria set forth as the exceptions to Obligor’s duties to protect, defend and maintain under clause (a), above. If, before the Obligations have been paid and/or performed in full, Obligor shall (i) adopt, use, acquire or apply for registration of any trademark, service mark or trade name, (ii) apply for registration of any patent or obtain any patent or patent application; (iii) create or acquire any published or material unpublished works of authorship material to the business that is or is to be registered with the U.S. Copyright Office or any non-U.S. jurisdiction registry; or (iv) register or acquire any domain name or domain name rights, then the provisions of Section 2.1 shall automatically apply thereto, and Obligor shall use all commercially reasonable efforts to give PFG advance written notice thereof and in any event shall thereafter give PFG prompt written notice thereof (which for purposes hereof shall be deemed to be not more than ten (10) Business Days from the occurrence of each and any of the foregoing). Obligor shall further provide PFG with all information and details relating to the foregoing and take such further actions as PFG may reasonably request from time to time to enable PFG to perfect or continue the perfection of PFG’s interest in such Collateral.

Partners for Growth	Amended and Restated Loan and Security Agreement

3.14 Domain Rights and Related Matters. Obligor (a) together with other Group Members, are the sole record, legal and beneficial owner of all domain names and domain name rights used in connection with its business and that of its Subsidiaries, free and clear of any rights or claims of any third party; (b) has set forth in the Representations such domain names and ownership thereof, domain registry, domain servers, location and administrative contact information, web hosting and related services and facilities (collectively, “Domain Rights”), which are true, accurate and complete and Obligor shall promptly notify PFG of any material changes to such information; (c) shall maintain all Domain Rights that Obligor has not affirmatively determined to abandon in full force and effect so long as any Obligations remain outstanding; (d) shall, upon request of PFG, notify such third parties (including domain registrars, hosting companies and internet service providers) of PFG’s security interest in Obligor’s Domain Rights; and (e) shall promptly advise PFG in writing of any material Known disputes or infringements of its Domain Rights. The obligations of Obligor under this Section shall not be limited by any obligations under the IP Security Agreement and related Collateral Agreements and Notices executed in connection with this Agreement.

3.15 No Insolvency Proceeding. No Insolvency Proceeding has occurred in respect of any Obligor or any of their respective direct and indirect Subsidiaries.

3.16 Repetition. The representations of Obligor in this Agreement and in any other Loan Document in relation to itself and other Group Members are deemed to be made by Obligor by reference to the facts and circumstances then existing at all times and on each date until all amounts owed to PFG hereunder or under any Loan Document are paid in full, subject only to such changes that are expressly permitted hereunder.

3.17 Solvency. The fair salable value of the assets of Obligor (including goodwill minus disposition costs) exceeds the fair amount of their respective liabilities (taking into account actual and prospective liabilities); no Obligor is left with unreasonably small capital after the transactions in this Agreement; and no Obligor is unable to pay its debts (including trade debts) as they fall due.

4. ADDITIONAL DUTIES OF BORROWER.

Borrower will at all times comply with all of the following covenants throughout the term of this Agreement:

4.1 Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedules.

4.2. Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to PFG in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as PFG shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to PFG (i) the proceeds of Accounts arising in the ordinary course of business, or (ii) the proceeds of the sale of surplus, worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of $50,000 or less (for all such transactions in any fiscal year). For the avoidance of doubt, payment of trade payables in the ordinary course does not constitute a “disposition of Collateral” for purposes of this Section. Borrower agrees that it will not commingle proceeds of Collateral (other than those described in subclauses (i) and (ii) above) with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for PFG, except as set forth above. Upon the occurrence and during the continuance of a Default or an Event of Default, PFG may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a Lock-Box account, or such other “blocked account” as PFG may specify, pursuant to a blocked account agreement in such form as PFG may specify in its good faith business judgment. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.3 Insurance. Borrower shall at all times use commercially reasonably efforts to insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to PFG, in such form and amounts as PFG may reasonably require and as are customary and in accordance with standard practices for Borrower’s industry and locations, and Borrower shall provide evidence of such insurance to PFG. All such insurance policies shall name PFG as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to PFG. Upon receipt of the proceeds of any such insurance, PFG shall apply such proceeds in reduction of the Obligations as PFG shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, PFG shall release to Borrower insurance proceeds with respect to Collateral totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Collateral with respect to which the insurance proceeds were paid. PFG may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, PFG may, but is not obligated to, obtain the same at Borrower’s expense. Borrower shall promptly deliver to PFG copies of all material reports made to insurance companies.

Partners for Growth	Amended and Restated Loan and Security Agreement

4.4 Reports. Borrower, at its expense, shall provide PFG with the written reports set forth in the Schedules, and such other written reports with respect to Borrower (including budgets, projections, operating plans and other financial documentation), as PFG shall from time to time specify in its good faith business judgment.

4.5 Access to Collateral, Books and Records; Additional Reporting and Notices. At reasonable times, and on three (3) Business Days” notice, PFG, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Obligor’s books and records. The foregoing inspections and audits shall be at Obligor’s expense and the charge therefor shall be $850 per person per day (or such higher amount as shall represent PFG’s then current standard charge for the same), plus Lender Expenses, provided that so long as no Default or Event of Default has occurred and is then continuing and no prior inspection or audit has revealed material deficiencies or inaccuracies in Obligor’s books and records, only one such inspection and audit shall be at Obligor’s expense during any calendar year. Notwithstanding the foregoing, Obligor shall not be required to disclose to PFG any document or information (i) where disclosure is prohibited by applicable Legal Requirement, or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product. If Obligor is withholding any information under the preceding sentence, it shall so advise PFG in writing, giving PFG a general description of the nature of the information withheld. Without limiting the scope of reporting under Section 6 of the Schedules, Obligor shall promptly disclose to PFG any efforts to sell Obligor, its business or assets or any material part thereof or to refinance the Loan and shall disclose the salient details of any offers received from time to time in respect of the foregoing. At any time when a Default or Event of Default has occurred and is continuing (whether or not PFG has agreed to forbear), PFG shall be entitled (i) to be briefed by Obligor as to such matters as PFG may require in its business discretion, (ii) to receive advance notice of any and all Board meetings or written consents, together with the agendas for the foregoing, and (iii) to observe any such Board meetings, whether or not formally constituted as such.

4.6 Negative Covenants. Except as may be permitted in the Schedules, no Obligor shall, without PFG’s prior written consent (which shall be a matter of its good faith business judgment and shall be conditioned on Borrower then being in compliance with the terms of this Agreement), do any of the following, and no Obligor shall permit any other Obligor to do any of the following:

(i) acquire any assets, except in the ordinary course of business, or make any Investments other than Permitted Investments;

(ii) enter into any Liquidity Event or other transaction outside the ordinary course of business with a value in excess of $150,000 (which non-ordinary course transactions shall include mergers, amalgamations, consolidations in respect of any Group Member), provided that with not less than thirty (30) days’ notice to PFG, one Borrower may merge with another Borrower and a Non-Obligor Group Member may merge with a Borrower or another Non-Obligor Group Member;

(iii) Transfer any part of its business or property, except for (A) the sale of finished Inventory in the ordinary course of Borrower’s business, (B) the sale of obsolete or unneeded Equipment in the ordinary course of business and otherwise in compliance with the terms of this Agreement, (C) the making of Permitted Investments, and (D) the granting of Permitted Liens; and, for the avoidance of any doubt, a Transfer of business or property, as contemplated above, would include (1) Borrower or any Subsidiary making or causing any payment to be made on Subordinated Debt unless expressly permitted under the terms of the subordination, intercreditor or other agreement to which the Subordinated Debt is subject (and, if permitted in this Agreement, only to the extent permitted), and (2) other than with the express consent of PFG in its sole business discretion, the amendment or modification of any such subordination, intercreditor or other agreement to provide for earlier or greater principal, interest or other payments thereon or adversely affect the subordination thereof to Obligations owed to PFG;

(iv) store any Inventory or other Collateral with any warehouseman or other third party with an aggregate value (per location) of $50,000 or greater, unless there is in place a bailee agreement in such form as PFG shall specify in its good faith business judgment between PFG and such warehouseman or other third party;

(v) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

(vi) make any loans of any money or other assets, other than Permitted Investments;

(vii) incur or permit to exist any Indebtedness, other than Permitted Indebtedness;

(viii) guarantee or otherwise become liable with respect to the obligations of another party or entity, other than a Permitted Guaranty;

Partners for Growth	Amended and Restated Loan and Security Agreement

(ix) pay or declare any Dividends (except for dividends payable solely in shares of Obligor or any dividends in connection with the Accumulated Dividends (as defined in the articles of association of Guarantor as in effect as of the Restatement Date);

(x) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Obligor’s equity, except as required in the ordinary course of business and consistent with past practice in connection with redeeming or purchasing equity of departing employees, up to a maximum aggregate redemption or purchase price of $100,000 in any fiscal year;

(xi) engage, directly or indirectly, in any business other than the businesses currently engaged in by Obligor or reasonably related thereto;

(xii) in addition to any limitations that may apply under clause (xiii), after the Effective Date, cause or permit any other Obligor to make Permitted Investments in Group Members not an Obligor or incur Permitted Indebtedness to Group Members not an Obligor of more than $50,000 (in the aggregate) in any calendar year;

(xiii) with respect to Non-Obligor Group Members, cause or permit (A) any Non-Obligor Group Member to hold cash or Cash Equivalents greater in amount than 150% of the amount required for such Non-Obligor Group Member to carry on its business in the ordinary course and maintain its corporate existence, or (B) any Obligor to make Permitted Investments in any Non-Obligor Group Member or incur Permitted Indebtedness to any Non-Obligor Group Member in amounts materially greater than required in order to enable such Non-Obligor Group Member to carry on its business in the ordinary course and maintain its corporate existence under Legal Requirements applicable to such Non-Obligor Group Member;

(xiv) make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to PFG;

(xv) (A) without at least thirty (30) days prior written notice to PFG: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $50,000 in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, (5) change any organizational number (if any) assigned by its jurisdiction of organization; (6) form any new Subsidiaries (non-PRC or PRC), and in each case, subject to (x) Obligor’s and such Subsidiary(ies) compliance with Section 4.9 and 4.14 hereof, (y) subject to the control mechanism being available in the jurisdiction in which a Subsidiary may hold its Collateral Accounts, such Subsidiary(ies) compliance with Section 3.4(b), and (z) such Subsidiary(ies) compliance with Section 8(b) of Schedule 3; or (B) fail to provide notice to PFG of any Key Person departing from or ceasing to be actively in the employ of Obligor within the earlier to occur of promptly after Knowledge thereof and (2) two days after such Key Person’s departure from Obligor;

(xvi) liquidate or dissolve, or elect or resolve to liquidate or dissolve;

(xvii) use proceeds of any Loan for other than the purposes permitted under the relevant Schedule reflecting the terms of such Loan(s);

(xviii) with respect to any Person who is or becomes a Guarantor of Obligations on or after the Effective Date, cause or permit any Guarantor to take an action in violation of any negative covenant set forth in this Section 4.6 on an “as if applicable” to Guarantor basis (for example only, a breach of this clause would occur if a Guarantor were to make a payment on its Subordinated Debt as contemplated under clause (xiv), or as contemplated under clause (iii), if a Guarantor were to Transfer shares it owns in a Subsidiary to any Person);

(xix) approve or make any borrowing request under the Planned HSBC Facility without PFG’s consent, which shall be a matter of PFG’s sole discretion and may be conditioned upon all PFG (and Affiliate) Obligations being repaid as a condition to any such borrowing; or

(xx) the Board shall permit or shall resolve to or approve, or any Obligor shall otherwise take any steps to effect, any of the foregoing actions in clauses (i) through (xix), inclusive, which are not otherwise expressly permitted herein.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

4.7 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or instituted or threatened in writing against PFG with respect to any Collateral or relating to Obligor, Obligor shall, without expense to PFG, make available Obligor and its officers, employees and agents and Obligor’s books and records, to the extent that PFG may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding unless such cooperation would waive Obligor’s attorney-client privilege.

Partners for Growth	Amended and Restated Loan and Security Agreement

4.8 Changes. Obligor agrees to promptly notify PFG in writing of any changes in the information set forth in the Representations.

4.9 Further Assurances. Obligor agrees, at its expense, on reasonable request by PFG, to execute all documents and take all actions, as PFG, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain PFG’s perfected First-Priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement, including without limitation, the joinder of any non-PRC New Subsidiaries to this Agreement and execution of such other agreements and instruments as PFG reasonably request, including execution of a cross-corporate continuing guaranty among Obligor and non-PRC Non-Obligor Group Members. In addition, Obligor shall Deliver to PFG, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Body regarding compliance with or maintenance of Governmental Authorizations or Legal Requirements or that could reasonably be expected to have a material effect on any of the Governmental Authorizations or otherwise on the operations of Obligor or any of its Subsidiaries.

4.10 Collateral Accounts. Subject to Section 8(b) of the Schedule 3, each Obligor shall (a) at all times, maintain all of its Collateral Accounts with depositary institutions in respect of which a Control Agreement in favor of PFG is in effect; and (b) provide PFG five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution.

4.11 Authorization to File Security Instruments. By executing and delivering this Restatement, each Obligor shall be deemed to have authorized PFG to file Security Instruments with all appropriate jurisdictions, without notice to any Obligor, to perfect or protect PFG’s interest or rights hereunder, including a notice that any disposition of the Collateral, by Obligor or any other Person not made in compliance of this Agreement, shall be deemed to violate the rights of PFG under this Restatement and the Code. Such Security Instruments may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in PFG’s discretion.

4.12 Burdensome Agreements. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to (a) pay dividends or make any other distributions in respect of its share equity or any other interest or participation in its profits owned by any Obligor or any of its Subsidiaries, or pay any Indebtedness owed to Obligor or any of its Subsidiaries, (b) make loans or advances to Obligor or any of their respective Subsidiaries or (c) transfer any of its properties to Obligor or any of their respective Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable Legal Requirements; (ii) this Agreement and the other Loan Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any of its Subsidiaries; (iv) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; or (v) any holder of a Permitted Lien restricting the transfer of the property subject thereto.

4.13 Full Disclosure. No written representation, warranty or other statement of Obligor in any certificate or written statement given to PFG, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to PFG, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by PFG that the projections and forecasts provided by Obligor in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

4.14 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the affirmative covenant contained in Section 4.9 and the negative covenants contained in Sections 4.6(xv) hereof, at the time that Obligor forms any direct or indirect non-PRC Subsidiary or acquires any direct or indirect non-PRC Subsidiary after the Effective Date, Obligor shall, unless otherwise directed by PFG in writing, (a) cause such new non-PRC Subsidiary to provide to PFG a joinder to the Loan Agreement to cause such non-PRC Subsidiary to become a co-Borrower hereunder or a guarantor of Obligations under a Guaranty, together with such Security Instruments and/or Control Agreements, all in form and substance reasonably satisfactory to PFG (including being sufficient to grant PFG a first ranking Lien (subject only to Permitted Liens (which may only have superior priority to PFG’s Lien as expressly permitted herein)) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to PFG appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new non-PRC Subsidiary, in form and substance reasonably satisfactory to PFG, and (c) provide to PFG all other documentation in form and substance reasonably satisfactory to PFG, including one or more opinions of counsel reasonably satisfactory to PFG, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 4.14 shall be a Loan Document.

Partners for Growth	Amended and Restated Loan and Security Agreement

4.15 Disputes. Borrower shall notify PFG promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm’s length transactions, which are reported to PFG in the reports required to be provided under this Agreement to PFG; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts, settlements and forgiveness, the total outstanding RLOC Loans will not exceed the Credit Limit.

4.16 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly handle any resolution of the same, whether an accepted return, credit memorandum to the Account Debtor or otherwise, as customary. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for PFG, and immediately notify PFG of the status of the foregoing before accepting a return of the Inventory or issuing any credit memorandum.

4.17 Verification. PFG may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or PFG or in such other manner as PFG may determine.

4.18 No Liability. PFG shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall PFG be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account.

5. TERM.

5.1 Maturity Date. This Agreement shall continue in effect until the respective Maturity Date of Tranche 1 Loans and Tranche 2 Loans, subject to Sections 5.2, 5.3 and 5.4, below.

5.2 Early Termination. This Agreement may be terminated prior to the respective Maturity Date of Tranche 1 Loans and Tranche 2 Loans as follows: (i) if expressly permitted in the Schedules, by Borrower, effective three Business Days after written notice of termination is given to PFG and payment in full in cash of all Obligations (other than inchoate indemnity obligations); or (ii) by PFG at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If a Borrower right to prepay Obligations is provided in the Schedules and the exercise of such right is subject to payment of any consideration to PFG as a condition to such exercise, a Borrower Default or Event of Default that results in an acceleration of Obligations and/or termination of this Agreement shall not relieve Borrower of the obligation to pay such consideration, which shall be included in the Obligations required to be paid or performed by Borrower.

5.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, (i) all of PFG’s security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and (ii) no further Loans will be made to Borrower unless PFG otherwise agrees in its sole and absolute discretion. No termination shall in any way affect or impair any right or remedy of PFG, nor shall any such termination relieve Borrower of any Obligation to PFG, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, PFG shall promptly terminate its financing statements with respect to Borrower and deliver to Borrower such other documents as may be required to fully terminate PFG’s security interests.

5.4 Survival of Certain Obligations. Without limiting the survival of obligations addressed otherwise in this Agreement and notwithstanding any other provision of this Agreement, all covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 8.9 to indemnify PFG shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

Partners for Growth	Amended and Restated Loan and Security Agreement

6. EVENTS OF DEFAULT AND REMEDIES.

6.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement regardless of whether notice thereof is given by PFG, and Obligor shall give PFG immediate written notice thereof:

(a) Any warranty, representation, covenant, statement, report or certificate made or delivered to PFG by Obligor or any of their respective officers, employees or agents, now or in the future shall be untrue or misleading in a material respect when made or deemed to be made; or

(b) Borrower shall fail to pay any Loan or any interest thereon or any other monetary Obligation when due; or

(c) (i) Borrower shall fail to comply with any of the financial covenants set forth in the Schedules, or (ii) any Obligor shall breach any of the provisions of Section 4.6 hereof, or (iii) any Obligor shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or (iv) Borrower shall fail to permit PFG to conduct an inspection or audit as provided in Section 4.5 hereof or shall fail to provide the notices, information, briefing and other rights set forth in Section 4.5, or (v) Borrower shall fail to provide PFG with a Report under Section 6 of the Schedules within three (3) Business Days after the date due; or

(d) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within ten (10) Business Days after the date due; provided, however, if such failure results from a Default or an Event of Default for which there is a shorter cure period set forth in this Section 6.1, then the applicable cure period shall be such shorter period; or

(e) any levy, assessment, attachment or seizure is made on all or any part of the Collateral having an aggregate value of no less than $100,000 which is not cured within five (5) Business Days after the occurrence of the same, or any lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) Business Days after the occurrence of the same; or

(f) any default or event of default occurs under any obligation secured by a Permitted Lien in the amount of no less than $100,000, which is not cured within any applicable cure period or unconditionally waived in writing by the holder of the Permitted Lien (and for purposes of the foregoing, a waiver does not include a forbearance); or

(g) there is, under any agreement to which Borrower is a party with a third party or parties, (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of $100,000; or (ii) any breach or default by Borrower, the result of which could result in a Material Adverse Change or have a material adverse effect on Borrower, any Guarantor or its business or prospects (the term “material adverse effect” for purposes hereof, shall be deemed to include (non-exclusively) any event having at such time or cumulatively in the following 12-month period, a dollar impact of $5,000,000 or more; or

(h) (i) Dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or (ii) appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any Insolvency Proceeding by, against or in respect of Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, in each above case that is not dismissed or stayed within 45 days (and for the avoidance of doubt, PFG shall have no obligation to advance any Loan while any of the foregoing conditions or those set forth in clauses (iii) and (iv), below, exist); or (iii) Borrower shall generally not pay its debts as they become due; or (iv) Borrower shall conceal, remove or Transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any Transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(i) Revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

(j) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

(k) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations (other than as permitted in the applicable subordination agreement), or if any Person who has subordinated such indebtedness or obligations terminates or in any way repudiates or breaches the terms of his subordination agreement; or); or

Partners for Growth	Amended and Restated Loan and Security Agreement

(l) any Obligor shall, without the prior consent of PFG (which shall be a matter of its sole business discretion unless all Obligations are to be repaid as a condition precedent to such Change in Control being consummated), (i) enter into any agreement, binding or non-binding, that would result in a Change in Control, or (ii) effect or suffer a Change in Control; or

(m) a default or breach shall occur under any other Loan Document, which default or breach shall be continuing after the later of cure period expressly specified in such Loan Document or five (5) Business Days; or

(n) the outstanding principal under the RLOC shall at any time exceed the Credit Limit; or

(o) a Material Adverse Change shall occur.

PFG may cease making any Loans hereunder during any of the cure periods provided above, and thereafter if an Event of Default has occurred and is continuing.

6.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, PFG, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes PFG without judicial process to enter onto any of Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as PFG deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should PFG seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that PFG retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to PFG at places designated by PFG which are reasonably convenient to PFG and Borrower, and to remove the Collateral to such locations as PFG may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, PFG shall have the right to use Borrower’s premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time PFG obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. PFG shall have the right to conduct such disposition on Borrower’s premises without charge, for such time or times as PFG deems reasonable, or on PFG’s premises, or elsewhere and the Collateral need not be located at the place of disposition. PFG may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable Legal Requirement, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes PFG to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in PFG’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Exercise any and all rights under any present or future Control Agreements relating to Deposit Accounts or Investment Property; (i) Demand and receive possession of any of Borrower’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto; and (j) without limiting the rights and remedies of PFG under clauses (a) through (i), inclusive, PFG may exercise any rights and remedies it may have under the Security Instruments in any jurisdiction where such Security Instruments may be enforced. All Lender Expenses, liabilities and obligations incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of PFG’s rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be the Default Rate.

Partners for Growth	Amended and Restated Loan and Security Agreement

6.3 Standards for Determining Commercial Reasonableness. Without limiting the standards that may be applicable to the enforcement of Security Instruments in any non-U.S. jurisdiction in which such Security Instruments may be enforced, Borrower and PFG agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by PFG, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, PFG may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. PFG shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable. Without limiting the foregoing, if Exigent Circumstances exist, Borrower and PFG agree that notice periods may be shorter than as set forth above and such shorter notice periods are commercially reasonable in Exigent Circumstances. Borrower further acknowledges and agrees that if PFG’s or third parties’ access to Collateral is inhibited, restricted or denied, it shall be commercially reasonable for PFG to conduct a sale of Collateral under such circumstances even though the lack of access to Collateral would likely give rise to a sale price less than if parties had unfettered access to Collateral for purposes of conducting a sale.

6.4 Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting PFG’s other rights and remedies, Borrower grants to PFG an irrevocable power of attorney coupled with an interest, authorizing and permitting PFG (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower’s expense, to do any or all of the following, in Borrower’s name or otherwise, but PFG agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that PFG may, in its good faith business judgment, deem advisable in order to perfect and maintain PFG’s security interest in the Collateral, or in order to exercise a right of Borrower or PFG, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into PFG’s possession; (d) Endorse all checks and other forms of remittances received by PFG; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower’s taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give PFG the same rights of access and other rights with respect thereto as PFG has under this Agreement; (j) Execute on behalf of Borrower and file in Borrower’s name such documents and instruments as may be necessary or appropriate to effect the Transfer of Domain Rights, domain names, domain registry administrative contacts and domain and website hosting services into the name of PFG or its designees, and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all Lender Expenses incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall PFG’s rights under the foregoing power of attorney or any of PFG’s other rights under this Agreement be deemed to indicate that PFG is in control of the business, management or properties of Borrower.

6.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by PFG first to Lender Expenses incurred in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as PFG shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to PFG for any deficiency. If, PFG, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, PFG shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by PFG of the cash therefor.

6.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, PFG shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable Legal Requirements, and under any other instrument or agreement now or in the future entered into between PFG and Borrower, including the Security Instruments, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by PFG of one or more of its rights or remedies shall not be deemed an election, nor bar PFG from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of PFG to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed. The rights of PFG hereunder shall be supplemental to any rights and remedies of PFG under the Security Instruments.

Partners for Growth	Amended and Restated Loan and Security Agreement

7. Definitions. As used in this Agreement, the following terms have the following meanings:

“Account Debtor” means the obligor on an Account.

“Accounts” means all present and future “accounts” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable, healthcare receivables and other sums owing to Borrower.

“Advance” or “advance” means the funding of any Loan to or on behalf of Borrower.

“Affiliate” means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or Subsidiary of such Person, or any Person directly or indirectly through any other Person controlling, controlled by or under common control with such Person.

“Availability” means the dollar amount of Schedule 3 Loans that may be drawn at any time by Borrower under the terms of Section 1 of Schedule 3.

“Back-End Fee” has the meaning set forth in Section 8(e) of Schedule 1.

“Board” means the Board of Directors of each Obligor and other relevant Group Member, as the context permits.

“BORQS Beijing” means Borqs Communication Technology (Beijing) Ltd.( 播思通讯技术(北京)有限公司), a PRC wholly foreign-owned enterprise Subsidiary of BORQS HK.

“BORQS HK” means BORQS Hong Kong Limited.

“BORQS India” means BORQS Software Solutions Private Limited, an Indian company established on July 17, 2009, a Subsidiary of Cayman Parent (save for one share held by BORQS HK).

“BORQS Tech” means BORQS Technologies (HK) Limited, a Hong Kong company established on April 30, 2018 and a Subsidiary of Cayman Parent.

“Borrower” means the entities identified on the first page of this Agreement as Borrowers and any other Person who may from time to time be joined as a Borrower under this Agreement, in each case individually and collectively, jointly and severally; a reference to “Borrower” means “each Borrower”.

“Borrowing Base Certificate” means the certificate required to be provided by Borrower as a condition to each request for an advance under Schedule 3, in the initial form appended hereto as Exhibit C.

“Business Day” or “business day” means a day on which PFG is open for business.

“BVI Security Documents” means the Loan Documents to be executed and delivered by Group Parent under or in connection with this Restatement which, for avoidance of doubt, includes: (i) a general debenture (incorporating fixed and floating charges), (ii) a deed of guarantee and indemnity of the Obligations of each Borrower and each other Guarantor, (iii) the share mortgage and related charges in relation to the shares Group Parent owns in Cayman Parent, and (iv) the Reaffirmation of Intellectual Property Security Agreement & Joinder (or separate Intellectual Property Security Agreement, as PFG may require); (v) a Certificate signed by a Responsible Officer/Director appending the written resolutions or minutes of a meeting of the Board authorizing the execution, delivery and performance of the Restatement and the other Loan Documents applicable to it; (vi) a Certificate of Good Standing issued by the British Virgin Islands Registry of Corporate Affairs, together with such other documents and instruments as may be executed and delivered in connection any of the foregoing.

“Cash” means unrestricted and unencumbered (except for the Liens of PFG) cash or cash equivalents in Deposit Accounts or other Collateral Accounts for which there is in effect a Control Agreement among Borrower, PFG and the depositary institution in respect of such accounts, unless the requirement for a Control Agreement has been waived by PFG.

Partners for Growth	Amended and Restated Loan and Security Agreement

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States, any agency or any State thereof, or the Governmental Body of any other country (including without limitation the PRC, Hong Kong, Japan, the Cayman Islands or India), having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or a rating of P-1 or the equivalent thereof by Moody’s Investors Service, Inc.; (c) certificates of deposit, time deposits and bankers’ acceptances maturing no more than one (1) year after the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States, any state thereof or any other jurisdiction (including without limitation the PRC, Hong Kong, Japan, the Cayman Islands or India), having capital and surplus in excess of $500,000,000; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition and (e) Investments pursuant to Borrower’s Investment Policy, provided that such investment policy (and any such amendment thereto) has been provided by Borrower to PFG and approved in writing by PFG.

“Cayman Parent” means BORQS International Holding Corp., an exempted limited liability company incorporated under the laws of the Cayman Islands bearing Company No. 192127.

“Cayman Security Documents” means the Loan Documents to be executed and delivered by Cayman Parent under or in connection with this Restatement, including (i) a second equitable mortgage over registered shares in Cayman Parent (including a notation of the equitable share mortgage in the Register of Members of Cayman Parent, Directors’ letter(s) of resignation, directors’ letter(s) of authority and an undated share transfer instrument); (ii) a priority debenture over assets of Cayman parent (including updated Register of Mortgages and Charges with notation); (iii) a Deed of Guarantee and Indemnity from Cayman Parent; (iv) a Deed of Charge of Shares in respect of Cayman Parent’s shares in BORQS HK; (v) a Deed of Charge of Shares in respect of Cayman Parent’s shares in BORQS Tech; (vi) a Deed of Charge of Shares in respect of Cayman Parent’s shares in Borqs India; (vii) the Reaffirmation of Intellectual Property Security Agreement and Joinder referenced in clause (iii) of this Section 9; and (viii) a Deed of Confirmation of existing security, and Cayman Parent corporate authorizations and related consents and certificates, together with such other documents and instruments as may be executed and delivered in connection any of the foregoing.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing thirty-five percent (35%) or more of the combined voting power of Borrower’s then outstanding securities in a single transaction or a series of related transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to PFG the venture capital or private equity investors at least seven (7) Business Days prior to the initial closing of the transaction and provides to PFG a description of the material terms of the transaction and such other information as PFG may reasonably request); or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Borrower (together with any new directors whose election by the Board of Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office (other than as a result of the above-referenced venture capital / private equity exception, subject to the same notice and information requirements as specified above).

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 2 above.

“Collateral Account” is any Deposit Account.

“Compliance Certificate” means Borrower’s certification of its compliance with the terms and conditions of this Agreement and such other matters as PFG may require to be addressed in such certificate, in the form as initially set forth as Exhibit B hereto, as such form may be amended from time to time upon advance notice from PFG.

“Constitutional Document” means for any Person, such Person’s formation documents, as last certified by the Secretary of State (or equivalent Governmental Body) of such Person’s jurisdiction of organization, if applicable, together with, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its certificate of incorporation, articles of association and/or limited liability company agreement (or operating or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), and (d) if such Person is a statutory joint venture company or similar entity, its joint venture (or similar) agreement, each of the foregoing with all current amendments or modifications thereto.

Partners for Growth	Amended and Restated Loan and Security Agreement

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, Dividend, letter of credit or other obligation of another such as an obligation, in each case directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“continuing” and “during the continuance of” when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by PFG or cured within any applicable cure period.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect through one or more Affiliates, of the power to direct, cause the direction of or materially influence the management, policies or decision-making of a Person, whether through the direct, indirect or beneficial ownership or voting of securities, by contract, by proxy or otherwise.

“Control Agreement” means (i) a written agreement among PFG, Borrower and a depositary bank or other custodian in respect of Borrower’s Collateral Accounts by which the depositary bank or other custodian, as appropriate, agrees to comply with instructions given from time to time by PFG directing the disposition of the funds, investments and securities in Borrower’s Collateral Accounts without further consent of Borrower, which instructions may include not complying with instructions (which term may include the honoring of checks written by Borrower against funds in said accounts) given by Borrower, and containing other terms acceptable to PFG, and (ii) such other notices and depositary acknowledgments as may be customary and appropriate to perfect a security interest in Collateral Accounts under the laws of non-U.S. jurisdictions.

“Current Depositary(ies)” means the banking and / or other financial institutions at which Borrower maintains Collateral Accounts on the Restatement Date.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” means the lesser of (i) the applicable rate(s) set forth in each Schedule, plus six percent (6%) per annum, and (ii) the maximum rate of interest that may lawfully be charged to a commercial borrower under applicable usury laws.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the Effective Date in the name of an Obligor, with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit, and as used in this Agreement, the term “Deposit Accounts” shall be construed to also include securities, commodities and other Investment Property accounts.

“Dividend” means a payment or other distribution in respect to equity to an owner thereof, (A) whether or not (i) in respect of net profits or otherwise, (ii) declared by Borrower’s (or other relevant party’s) (iii) Board, previously paid, or (iv) authorized in its Constitutional Documents or otherwise, and (B) for the avoidance of doubt, includes distributions to members of a limited liability company.

“Eligible Accounts” means Accounts and General Intangibles arising in the ordinary course of the Group’s business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which PFG, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of PFG’s good faith business judgment, the following (the “Minimum Eligibility Requirements”) are the minimum requirements for an Account to be an Eligible Account:

(i) the Account must not be outstanding for more than 90 days from its invoice date (the “Eligibility Period”) or consist of a credit balance over 90 days from its inception,

(ii) the Account must not represent progress or milestone billings, or be due under a fulfillment or requirements contract with the Account Debtor,

(iii) the Account must not be subject to any contingencies (including Accounts arising from promotional sales, sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional),

Partners for Growth	Amended and Restated Loan and Security Agreement

(iv) the Account must not be owing from an Account Debtor with whom any Group Member has any dispute (whether or not relating to the particular Account),

(v) the Account must not be owing from an Affiliate of any Group Member,

(vi) the Account must not be owing from an Account Debtor which is subject to any Insolvency Proceeding, or whose financial condition is not acceptable to PFG, or which fails, ceases to trade in the ordinary course or abandons of a material portion of its business,

(vii) the Account must not be owing from any Governmental Authority or any department, agency or instrumentality thereof,

(viii) the Account must not be owing from an Account Debtor located outside of the United States, Canada, Hong Kong, India, Japan, Taiwan, the PRC and European Union jurisdictions, provided that in any individual case PFG reserves the right to subject the approval of an Account as Eligible to additional conditions, such as a letter of credit in favor of Borrower from a prospective Account Debtor,

(ix) the Account must not be owing from an Account Debtor to whom any Group Member is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by such Group Member to such Account Debtor),

(x) the Account must not be a contra account or reflect a customer deposit,

(xi) the Account must not be invoiced and collected in a currency other than US Dollars or Hong Kong Dollars, and

(xiii) no holder of Group Member Indebtedness (other than PFG) shall have any outstanding loans or other extensions of credit with respect to the Account.

Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing unless PFG otherwise agrees in its sole discretion. PFG may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

“Equipment” means all present and future “equipment” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Event of Default” means any of the events set forth in Section 6.1 of this Agreement.

“Executive Director” means a corporate director of a Person who has the inherent or lawfully-granted executive authority to contractually bind such Person by his or her signature or other action.

“Exigent Circumstances” means circumstances that substantially inhibit an orderly sale process or that imply urgency due to rapid erosion of value or opportunity, including Borrower closing its business or “going dark”, inability or refusal (express or implied by non-response) to provide for the security of Collateral.

“Financial Statements” means consolidated and consolidating financial statements of Group Parent and, to the extent individually presented for audit or Legal Requirement compliance, including a balance sheet, income statement and cash flow and, in the case of monthly-required financial statements, showing data for the month being reported and a history showing each month from the beginning of the relevant fiscal year.

“First-Priority” means, in relation to PFG’s Liens in Collateral, a Lien that is prior to any other Lien, the Liens of PFG4 (pari passu with PFG), and other Permitted Liens, which other Permitted Liens may only have superior priority to PFG’s Lien as expressly specified herein or pursuant to the terms of a subordination agreement between PFG and the holder of such other Permitted Lien, and “First Ranking” in relation to charges created under debentures executed by Obligor means a charge that is prior to charges other than those of PFG4 (pari passu with PFG) and any other charges to which PFG expressly consents, in its business discretion.

“General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

Partners for Growth	Amended and Restated Loan and Security Agreement

“good faith business judgment” means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of PFG’s business judgment.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, principality, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any securities or securities exchange regulatory agency or other body or authority, governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Group” means the direct and indirect Subsidiaries and controlled Affiliates of Group Parent and “Group Member” means each and any of such foregoing Persons.

“Group Parent” means Borqs Technologies, Inc., a BVI company (NASDAQ:BRQS), the parent company of Cayman Parent and the top tier entity in the Group.

“Guarantor” means each of Group Parent, Cayman Parent and any other Persons who may from time to time be joined to the Guaranty or otherwise guaranty the Obligations hereunder.

“Guaranty(ies)” means those certain Deeds of Guarantee and Indemnity executed and delivered by certain Guarantors on the Effective Date and each Guarantor in favor of PFG on the Restatement Date in respect of Borrower’s and each other Guarantor’s Obligations and any other guarantees executed and delivered by a new Guarantor of Obligations after the Restatement Date.

“Hong Kong Security Documents” means the Loan Documents to be executed and delivered by each Borrower domiciled in Hong Kong, S.A.R. (or subject to Hong Kong law by virtue of the relevant Security Instrument in respect of a non-Hong Kong domiciled Person) under or in connection with the Loan Agreement, including a Hong Kong law Deed of Charge of Shares by Cayman Parent in respect of the Shares in BORQS Hong Kong and in BORQS Tech, a Hong Kong law Deed of Debenture by BORQS Hong Kong constituting a fixed and floating charge over all its assets and a Hong Kong law Deed of Debenture by BORQS Tech constituting a fixed and floating charge over all its assets, and all related share transfers instruments, proxies, authorizations letters, notices, registrations, corporate authorizations, certificates and all other documents executed or delivered in connection with any of the foregoing.

“HSBC” means The Hongkong and Shanghai Banking Corporation Limited.

“IFRS” means International Financial Reporting Standards.

“including” means including (but not limited to).

“Indebtedness” means (a) indebtedness for borrowed money or the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business), (b) obligations evidenced by bonds, notes, debentures or other similar instruments, (c) reimbursement obligations in connection with letters of credit, (d) capital lease obligations and (e) Contingent Obligations.

“India Security Documents” means that certain pledge agreement between Cayman Parent and PFG relating to BORQS India, all related irrevocable stock powers and proxies and all related Reserve Bank of India registrations and approvals of the foregoing and all other documents, instruments, registrations and recordings effected in connection with any of the foregoing.

Partners for Growth	Amended and Restated Loan and Security Agreement

“Insolvency Proceeding” means (a) any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law in any jurisdiction, including winding-up procedures, assignments for the benefit of creditors, compositions, receiverships, administrations, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief; or (b) if any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of a Person’s creditors; (c) if a meeting of a Person’s shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, such Person’s winding-up, administration or dissolution or any such resolution is passed; or (d) if an order is made for a Person’s winding-up, administration or dissolution, or any Person presents a petition, or makes an application to or files documents with a court or any registrar, for such Person’s winding-up, administration or dissolution, or gives notice to Agent and Lenders of an intention to appoint an administrator; or (e) if any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of a Person or any of such Person’s assets; or (f) if a Person’s shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer.

“Intellectual Property” means all present and future: (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Obligor connected with and symbolized by any such trademarks; (f) Domain Rights as described in Section 3.14 hereof, (g) computer software and computer software products; (h) designs and design rights; (i) technology; (j) all claims for damages by way of past, present and future infringement of any of the rights included above; and (k) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Group Member’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including any stock, partnership interest or other equity or debt securities issued by any Person), and any loan (whether or not convertible), advance or capital contribution to any Person.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Key Person” means BORQS HK’s Chairman and Chief Executive Officer, Pat Chan, and BORQS HK’s Senior Vice President Corporate Finance, Anthony Chan.

“Knowledge” or “best of knowledge” and words of similar import mean either (i) the actual knowledge of any of an Obligor’s officers, including its Executive Directors, any Chief Executive Officer, President, designated legal representative under the Legal Requirements of any non-U.S. jurisdiction, Chief Information/Intelligence Officer (if any), Chief Technology Officer (or equivalent), Chief Financial Officer and Corporate Controller, or Obligor’s Vice Presidents or General Managers supervising a business unit or division, or any persons succeeding or performing the responsibilities of such identified positions including Directors with executive authority, or (ii) such knowledge as the persons in such identified positions would have assuming (A) Obligor policies in accordance with generally-accepted norms of corporate governance and (B) the actual exercise of reasonable diligence and prudence by such persons in accordance with such policies.

“Legal Requirement” means any written local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Partners for Growth	Amended and Restated Loan and Security Agreement

“Lender Expenses” means, in each case without limitation as to type and kind: reasonable Professional Costs, and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by PFG, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, Professional Costs PFG pays or incurs in order to do the following: (i) prepare and negotiate this Agreement and all present and future documents relating to this Agreement; (ii) obtain legal advice in connection with this Agreement or Obligor; enforce, or seek to enforce, any of its rights or retain the services of consultants to do so; (iii) prosecute actions against, or defend actions by, Account Debtors; (iv) commence, intervene in, or defend any action or proceeding; (v) initiate any complaint to be relieved of the automatic stay in bankruptcy; (vi) file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; (vii) examine, audit, copy, and inspect any of the Collateral or any of Obligor’s books and records, subject to Section 4.5; (viii) protect, obtain possession of, lease, dispose of, or otherwise enforce PFG’s security interest in, the Collateral; (ix) otherwise represent PFG in any litigation relating to Obligor; and (x) all costs associated with the operation of the RLOC, including wire and other banking fees, including setup and recurring costs associated with deposit accounts PFG may initiate and operate to fund advances.

“Lien” or “lien” is a security interest, claim, mortgage, deed of trust, levy, charge, pledge or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Event” means a transaction in respect of the Group where an investor would reasonably be expected to realize upon its investment in the Group, such as, for example only, a public offering or listing, whether initial or secondary, a transaction in which the Group (or the material operating members thereof) are merged or acquired, or a sale of a substantial part of the assets of the Group, in each case other than as part of an internal reorganization of the Group.

“Loan Documents” means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between or in respect of PFG, Obligor or any other Group Member, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

“Material Adverse Change” means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of Obligor or the Group as a whole, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of PFG’s Liens in the Collateral, or (iv) PFG’s determination, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 5 of the Schedules during the next succeeding financial reporting period.

“Maturity” means the day on which the Obligations become due and payable whether at the Maturity Date or by acceleration or otherwise, or when such Obligations are in fact repaid (such as, by prepayment),

“Maturity Date” means the relevant Maturity Date set forth in Section 4 of the Schedules.

“Modification” has the meaning set forth in the introductory paragraph to this Agreement and “Modification Effective Date” means December 17, 2018.

“New Subsidiary(ies)” means any person that becomes a direct or indirect Subsidiary of an Obligor after the date hereof.

“Non-Obligor Group Member(s)” means any direct or indirect Group Member not joined as a co-Borrower hereunder or a guarantor of Obligations.

“Non-PRC” (or “non-PRC”) in relation to a Subsidiary means a Subsidiary that is not formed under the laws of the PRC.

“Obligations” means all present Loans and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Obligor to PFG, including obligations and covenants intended to survive the termination of this Agreement, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, including indebtedness under any obligation to purchase equity derivatives (including stock warrants) purchased or otherwise issued to PFG from time to time, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by PFG in Obligor’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, collateral monitoring fees, closing fees, facility fees, commitment fees, contingent fees, back-end and performance-based fees, termination fees, minimum interest charges and any other sums chargeable to Obligor under this Agreement or under any other Loan Documents.

“Ordinary (or “ordinary”) course of business” and derivatives shall apply to an action taken or an action required to be taken and not taken by or on behalf of an Obligor. An action will not be deemed to have been taken in the “ordinary course of business” unless: (a) such action is consistent with its past practices (if such type of action has been taken in the past and, if not, such action shall be deemed not in the ordinary course of business) and is similar in nature and magnitude to actions customarily taken by it; (b) such action is taken in accordance with sound and prudent business practices in its jurisdiction of organization; and (c) such action is not required to be authorized by its shareholders and does not require any other separate or special authorization of any nature.

Partners for Growth	Amended and Restated Loan and Security Agreement

“Other Property” means the following as defined in the Code in effect on the Effective Date with such additions to such terms as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

“Payment” means all checks, wire transfers and other items of payment received by PFG for credit to Obligor’s outstanding Obligations.

“Permitted Guaranty” means the Guarantor guarantees of Borrower Obligations in favor of PFG.

“Permitted Indebtedness” means:

(i) the Loans and other Obligations;

(ii) Indebtedness existing on the Restatement Date and shown on Exhibit A hereto;

(iii) Subordinated Debt;

(iv) other Indebtedness secured by Permitted Liens described in clauses (i) and (iii) of that definition;

(v) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(vi) Liens of carriers, warehouseman, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed $50,000 and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(vii) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (vi) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower;

(ix) Indebtedness owing to Partners for Growth IV, L.P.; and

(x) reimbursement obligations in respect of letters of credit in an aggregate face amount outstanding not to exceed $300,000 at any time outstanding, which have been reported to PFG in writing.

“Permitted Investments” are:

(i) Investments (if any) shown on Exhibit A and existing on the Restatement Date;

(ii) Investments consisting of Cash Equivalents;

(iii) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Obligor;

(iv) Investments in Subsidiaries existing on the Restatement Date in amounts consistent with past practice; and

(v) at any time when no Default or Event of Default has occurred and is continuing, Investments in Borrower’s PRC and India Subsidiaries consisting of cash required in the ordinary course of such Subsidiaries’ business to maintain ordinary course operations and pay ordinary course expenses, subject to a calendar quarterly limit of the Dollar equivalent of $500,000 for each of BORQS Beijing and Borqs India, provided that (A) any unused Investment limit in one calendar quarter to the next calendar quarter and (B) with notice to PFG, PFG may in its discretion permit a greater threshold upon Borrower request if Borrower demonstrates a customary business need for a higher threshold limit.

“Permitted Liens” means the following:

(i) purchase money Liens (including Liens arising under any retention of title, hire purchase or conditional sales arrangement or arrangements having similar effect) (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than $250,000 in the aggregate amount outstanding, or (ii) existing on such Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(ii) Liens for Taxes not yet payable;

Partners for Growth	Amended and Restated Loan and Security Agreement

(iii) additional Liens consented to in writing by PFG, which consent may be withheld in its good faith business judgment. PFG shall have the right to require, as a condition to its consent under this subparagraph (iii), that the holder of the additional security interest or lien sign a subordination agreement in PFG’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of PFG, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Obligor agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement;

(iv) Liens being terminated substantially concurrently with this Agreement;

(v) Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

(vi) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(vii) Liens incurred in connection with the extension, renewal or refinancing of Indebtedness secured by liens of the type described above in clauses (i), (ii), (iii) and (ix), provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase and other terms are holistically not less favorable to Borrower;

(viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

(ix) Liens to secure the Loans or other Obligations;

(x) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(xi) Liens existing on the Restatement Date and specified in Exhibit A hereto; and

(xii) Liens securing Indebtedness owing to Partners for Growth IV, L.P.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

“PFG4” means Partners for Growth IV, L.P., a Delaware limited partnership and secured lender to Borrower.

“Plan” means Borrower’s financial plan as presented to PFG on December 12, 2018, in PDF format in a file entitled “BORQS 2015-2019 PL 20180411 V1.1” for the 2018-2019 calendar years, as such plan may be delivered by Borrower and approved by PFG (for purposes of setting financial covenants covering future periods) for periods not reflected in the initial financial plan.

“Planned HSBC Facility” means one or more planned borrowing facilities (from HSBC) Obligor has notified to PFG that would refinance all PFG Loans and repay all Obligations to PFG and its Affiliates.

“PRC” means the People’s Republic of China (including Hong Kong and Macau).

“PRC Security Documents” means a share pledge agreement in respect of BORQS HK’s ownership interest in BORQS Beijing (in English and Chinese), sole shareholders resolutions of BORQS HK in respect of the same (in English and Chinese), and all related documents required for PRC registrations of the foregoing and all other documents, instruments, registrations and recordings effected in connection with any of the foregoing, together with (as a condition subsequent) notice from the Governmental Body that is the competent company registration authority evidencing that the PRC Security Document has been registered.

“Professional Costs” means all reasonable fees and expenses of auditors, accountants, valuation experts, Collateral disposition service providers, restructuring and other advisory services in connection with restructurings, workouts and Insolvency Proceedings, and fees and costs of attorneys.

“Qualifying Request” means a request made by a Responsible Officer of Borrower under Section 1.4 for an advance under Schedule 3 or any other matter for which PFG’s consent, waiver or forbearance is required under the Loan Documents, accompanied by such certificates as are required as a condition to advances, together with such supporting materials as may be required by PFG in connection therewith.

“Representations” means the written Representations and Warranties provided by Borrower to PFG on behalf of the Group referred to in the Schedules.

Partners for Growth	Amended and Restated Loan and Security Agreement

“Responsible Officer(s)” means BORQS HK’s Chairman and Chief Executive Officer, Pat Chan, and Borrower’s Senior Vice President Corporate Finance, Anthony Chan, and any other person authorized to bind each Group Member and notified to PFG in writing by a Responsible Officer as a new Responsible Officer.

“Restricted License” means any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with PFG’s right to sell any Collateral.

“RMB” means Renminbi, the lawful currency of the People’s Republic of China.

“Security Documents” means the BVI Security Documents, the Cayman Security Documents, the Hong Kong Security Documents, the India Security Documents and the PRC Security Documents.

“Security Instruments” means financing statements, mortgages, charges and similar notices filed under the Code or other relevant Legal Requirement (U.S., Cayman Islands, British Virgin Islands, Hong Kong, S.A.R., the PRC or any other non-U.S. law) in any jurisdiction in which such financing statements, mortgages, debentures, charges and similar agreements, instruments and notices may be filed, including fixed and floating charges, share charges, mortgage debentures, and any other notices, instruments and filings that reflect the “all assets” security granted hereunder to PFG, including first ranking fixed and floating charges over an Obligor’s registered and unissued share capital, reputation and goodwill, Intellectual Property, Accounts, its rights to receive funds from its customers, and other fixed assets and any tax benefit it may have.

“Subordinated Debt” means debt incurred by Obligor subordinated to Obligor’s debt to PFG pursuant to a subordination agreement entered into between PFG, Obligor and the subordinated creditor(s) upon terms acceptable to PFG in its sole business discretion, but which may at PFG’s option include: (i) subordination of subordinated creditor Lens, (ii) restrictions or prohibition of payments on subordinated debt until all Obligations to PFG are fully repaid and performed, and (iii) a prohibition on the exercise of remedies by a subordinated creditor until all Obligations to PFG are fully repaid and performed.

“Subsidiary” means, with respect to any Person, (i) any Person of which more than 50% of the voting stock or other equity interests is owned or (ii) a Person controlled, directly or indirectly, by such Person or one or more Affiliates of such Person and which, for the avoidance of doubt, shall include a “sister” company to a Person under common direct or indirect ownership meeting the above specified percentage for being considered a “Subsidiary”.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar contract.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transfer” or “transfer” shall include any sale, assignment with or without consideration, encumbrance, hypothecation, pledge, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

“$” means United States dollars.

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with IFRS or such other generally acceptable accounting method as Obligor later adopts with notice to PFG, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

Partners for Growth	Amended and Restated Loan and Security Agreement

8. GENERAL PROVISIONS.

8.1 Confidentiality. PFG agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or other information identified by a Responsible Officer as confidential provided to or received by PFG from Borrower or its Affiliates or representatives, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that PFG may disclose such information (i) to its officers, directors, employees, attorneys, accountants, affiliates, and advisory boards (provided they are informed of the confidential nature of the information and instructed to keep it confidential), (ii) subject to an agreement containing provisions substantially the same as this Section, to any participants, prospective participants, assignees and prospective assignees, (iii) to such other Persons to whom PFG shall at any time be required to make such disclosure in accordance with applicable Legal Requirement or legal process, provided that PFG shall use commercially reasonably efforts to notify such Persons the confidential nature of the information, and (iv) in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default, or in connection with any dispute with Borrower or any other Person relating to Borrower. The confidentiality agreement in this Section supersedes any prior confidentiality agreement of PFG relating to Obligor.

8.2 Interest Computation. In computing interest on the Obligations, all Payments received after 12:00 Noon, Pacific Time, on any day shall be deemed received on the next Business Day.

8.3 Payments. All Payments may be applied, and in PFG’s good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as PFG shall determine in its good faith business judgment.

8.4 Monthly Accountings. PFG may provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Obligor and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by PFG), unless Borrower notifies PFG in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

8.5 Notices. All notices to be given under this Agreement or any other Loan Documents shall be in writing and shall be given either personally, or by nationally recognized overnight air courier, or by regular first-class mail, certified mail return receipt requested, or by fax to the most recent fax number a party has for the other party (and if by fax, sent concurrently by one of the other methods provided herein), or by electronic mail, addressed to PFG 1751 Tiburon Blvd., Tiburon, CA 94920, (attention: “Notices”; notices@pfgrowth.com), with a copy to Greenspan Law Office, 620 Laguna Rd, Mill Valley, CA 94941, attention: Ben Greenspan, ben@greenspan-law.com; to Borrower or its Affiliates at Tower A, Building B23, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 100015, PRC (北京市朝阳区酒仙桥路10号恒通商务园B23楼A座) (attention: President), Email: akchan@borqs.com, with a copy to Jessica Yuan, Esq., Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, USA; phone: (212) 370-1300; fax: (212) 370-7889; email: jyuan@egsllp.com, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day if sent by a nationally recognized overnight air courier, or the date of actual delivery following the deposit thereof in the United States mail, with postage prepaid, or on the first business day of receipt during business hours in the case of notices sent by fax or electronic mail, as provided herein.

8.6 Authorization to Use Obligor Name, Etc. Obligor irrevocably authorizes PFG to: (i) use Obligor’s logo on PFG’s website and in its marketing materials to denote the lending relationship between PFG and Obligor; (ii) use a “tombstone” to highlight the transaction(s) from time to time between PFG and Obligor; and (iii) to issue press releases in a form reasonable acceptable to Borrower and PFG highlighting and summarizing the credit facilities extended by PFG to Obligor from time to time under this Agreement, as amended from time to time, all of the above (i) through (iii), for marketing purposes.

8.7 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

8.8 Integration. This Restatement, as restated and such other written agreements, documents and instruments as were executed in connection with the Agreement (prior to its amendment and restatement) or are executed in connection with this Restatement are the final, entire and complete agreement between Borrower and PFG and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Restatement, provided that Security Documents executed in connection with this Restatement shall be supplemental to and not supersede Security Documents executed in connection with this Restatement. The amendment and restatement of the Agreement as set forth herein shall not amend or be deemed to amend the other Loan Documents in effect prior to this Restatement (including agreements granting equity derivatives) except to the extent such other Loan Documents are separately amended or restated or except as otherwise expressly specified herein with respect to a particular Loan Document. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

Partners for Growth	Amended and Restated Loan and Security Agreement

8.9 Waivers; Indemnity. The failure of PFG at any time or times to require Obligor to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of PFG later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of PFG or its agents or employees, but only by a specific written waiver signed by an authorized officer of PFG and delivered to the relevant Obligor. Obligor waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Obligor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by PFG on which Obligor is or may in any way be liable, and notice of any action taken by PFG, unless expressly required by this Agreement. Obligor hereby agrees to indemnify PFG and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties and Lender Expenses of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between PFG and Obligor, or any other matter, relating to Obligor or the Obligations; provided that this indemnity shall not extend to damages determined by a court of competent jurisdiction in a final judgment to have been proximately caused by the indemnitee’s own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

8.10 No Liability for Ordinary Negligence. Obligor agrees that any and all claims it may have under this Agreement shall be limited to claims against PFG and not its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG. Neither PFG, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Obligor or any other party through the negligence of PFG, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG, but nothing herein shall relieve PFG from liability for its own gross negligence or willful misconduct.

8.11 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by a Responsible Officer and a duly authorized officer of PFG. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.

8.12 Time of Essence. Time is of the essence in the performance by Obligor of each and every obligation under this Agreement.

8.13 Lender Expenses. Obligor shall reimburse PFG for all Lender Expenses. All Lender Expenses to which PFG may be entitled pursuant to this Paragraph shall immediately become part of the Obligations, shall be due on demand, and if not paid within two (2) Business Days after demand, shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

8.14 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Obligor and PFG; provided, however, that no Obligor may assign or Transfer any of its rights under this Agreement without the prior written consent of PFG, and any prohibited assignment shall be void. No consent by PFG to any assignment shall release Obligor from its liability for the Obligations.

8.15 Joint and Several Liability. The liability of Obligor shall be joint and several, and the compromise of any claim with, or the release of, any Obligor shall not constitute a compromise with, or a release of, any other Obligor.

Partners for Growth	Amended and Restated Loan and Security Agreement

8.16 Limitation of Actions. Any claim or cause of action by Obligor against PFG, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, incurred, done, omitted or suffered to be done by PFG, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Obligor by the commencement of an action or proceeding in a court of competent jurisdiction by (a) the filing of a complaint within one year after the earlier to occur of (i) the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of PFG, or on any other person authorized to accept service on behalf of PFG, within thirty (30) days thereafter. Obligor agrees that such one-year period is a reasonable and sufficient time for Obligor to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of PFG in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

8.17 Loan Monitoring. At reasonable times and upon reasonable advance notice to a Responsible Officer, PFG shall have the right to visit personally with Obligor up to two times per calendar year at its principal place of business or such other location as the parties may mutually agree, for the purpose of meeting with Obligor’s management in order to remain as up-to-date with Obligor’s business as is practicable and to maintain best practices in terms of lender loan monitoring and diligence. Lender Expenses incurred for travel, lodging and similar expenses for up to three PFG staff for such visits shall be at Obligor’s expense and reimbursed in the same manner as other PFG expenses under this Agreement.

8.18 Paragraph Headings; Construction; Counterparts. Paragraph headings are only used in this Agreement for convenience. Obligor and PFG acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties with the benefit of independent counsel and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against PFG or Obligor under any rule of construction or otherwise. References to “Borrower” and “Guarantor” are construed to mean “each Borrower” and “each Guarantor”, unless otherwise expressly specified. References in definitions to such terms as defined under the laws of one jurisdiction (such as references to the “Code”) shall be deemed to include all local law corollaries and reasonable equivalents of such terms in each other relevant jurisdiction. Amounts set off in brackets or parentheses are negative. The word “shall” is mandatory, the word “may” is permissive, and the word “or” is not exclusive. The term “Agreement” includes the Schedules. Obligations of a similar nature addressed in different sections of this Agreement shall be deemed supplemental to one another and not exclusive unless expressly set forth as such. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Each Schedule shall survive the repayment of Obligations under such Schedule to the extent necessary to give meaning to provisions in a Schedule that incorporate the provisions of another Schedule by reference.

8.19 Correction of Loan Documents. PFG may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as PFG provides a Responsible Officer with written notice of such correction and allows such Responsible Officer at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both PFG and a Responsible Officer on behalf of Obligor.

8.20 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of PFG and Obligor hereunder shall be governed by the laws of the State of California, provided that the Security Documents relevant to any particular Group Member may be governed by the applicable law specified in such Security Documents. As a material part of the consideration to PFG to enter into this Agreement, Obligor (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at PFG’s sole option, be litigated in courts located within California and that the exclusive venue therefor shall, at PFG’s sole option, be Santa Clara County; (ii) consents to the jurisdiction and venue of any such court (or such other court and jurisdiction as PFG may elect to enforce the Loan Documents or exercise remedies against Collateral) and consents to service of process in any such action or proceeding by personal delivery or by internationally-recognized commercial courier or overnight delivery service to the last known address for BORQS HK; and (iii) waives any and all rights Obligor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding. Notwithstanding anything to the contrary in the foregoing, (x) PFG may enforce the Obligations (including the obligations of each Guarantor), the Security Documents, the Security Instruments and the other Loan Documents in any jurisdiction in which Borrower, Guarantor, any Group Member or any of their respective Collateral resides or is deemed to reside, including the British Virgin Islands, Cayman Islands, India, the PRC and Hong Kong, and (y) execution and delivery of this Loan Agreement “as a deed” by non-U.S. Persons shall be construed under Hong Kong law.

Partners for Growth	Amended and Restated Loan and Security Agreement

8.21 Withholding; Gross-up. Payments received by PFG from Obligor under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Body, applicable Legal Requirement, regulation or international agreement requires Obligor to make any withholding or deduction from any such payment or other sum payable hereunder to PFG, Obligor hereby covenants and agrees that the amount due from Obligor with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, PFG receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Obligor shall pay the full amount withheld or deducted to the relevant Governmental Body. Obligor will, upon request, furnish PFG with proof reasonably satisfactory to PFG indicating that Obligor has made such withholding payment; provided, however, that Obligor need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Obligor. The agreements and obligations of Obligor contained in this Section 8.21 shall survive the termination of this Agreement.

8.22 Multiple Obligors; Suretyship Waivers. If at any time there is more than one Obligor under this Agreement:

(a) Obligors’ Agent. Subject to Section 1.4, each Obligor hereby irrevocably appoints each other Obligor, as the agent, attorney-in-fact and legal representative of all Obligors for all purposes, including requesting disbursement of the Loan and receiving account statements and other notices and communications to Obligors (or any of them) from PFG. PFG may rely, and shall be fully protected in relying, on any request for a Loan, disbursement instruction, report, information or any other notice or communication made or given by any Obligor, whether in its own name, as Obligors’ agent, or on behalf of one or more Obligors, and PFG shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Obligor as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Obligors’ obligations hereunder be affected thereby.

(b) Waivers. Each Obligor hereby waives: (i) any right to require PFG to institute suit against, or to exhaust its rights and remedies against, any other Obligor or any other Person, or to proceed against any property of any kind which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with PFG or any indebtedness of PFG to any other Obligor, or to exercise any other right or power, or pursue any other remedy PFG may have; (ii) any defense arising by reason of any disability or other defense of any other Obligor or any other endorser, co-maker or other Person, or by reason of the cessation from any cause whatsoever of any liability of any other Obligor or any other endorser, co-maker or other Person, with respect to all or any part of the Obligations, or by reason of any act or omission of PFG or others which directly or indirectly results in the discharge or release of any other Obligor or any other endorser, co-maker or other Person or any Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of PFG to obtain, perfect, maintain or keep in force any Lien on, any property of any Obligor or any other Person; (iv) any defense based upon or arising out of any Insolvency Proceeding, liquidation or dissolution proceeding commenced by or against or in respect of any Obligor or any other endorser, co-maker or other Person, including without limitation any discharge of, or bar against collecting, any of the Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Obligor hereunder except the full performance and payment of all of the Obligations. If any claim is ever made upon PFG for repayment or recovery of any amount or amounts received by PFG in payment of or on account of any of the Obligations, because of any claim that any such payment constituted a preferential Transfer or fraudulent conveyance, or for any other reason whatsoever, and PFG repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over PFG or any of its property, or by reason of any settlement or compromise of any such claim effected by PFG with any such claimant (including without limitation the any other Obligor), then and in any such event, Obligor agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Obligor, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Obligations, or any release of any of the Obligations, and Obligor shall be and remain liable to PFG under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by PFG, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Obligor hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Obligor, and all rights of recourse to any assets or property of any other Obligor, and all rights to any collateral or security held for the payment and performance of any Obligations, including (but not limited to) any of the foregoing rights which Obligor may have under any present or future document or agreement with any other Obligor or other Person, and including (but not limited to) any of the foregoing rights which Obligor may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Each Obligor further hereby waives any other rights and defenses that are or may become available to Obligor by reason of California Civil Code Sections 2787 to 2855 (inclusive), 2899, and 3433, as now in effect or hereafter amended, and under all other similar statutes and rules now or hereafter in effect.

Partners for Growth	Amended and Restated Loan and Security Agreement

(c) Consents. Each Obligor hereby consents and agrees that, without notice to or by Obligor and without affecting or impairing in any way the obligations or liability of Obligor hereunder, PFG may, from time to time before or after revocation of this Agreement, do any one or more of the following in PFG’s sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Obligor or any other Person in respect of any or all of the Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which PFG at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Obligors or any other endorsers or guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Obligor; (v) apply any sums received from any other Obligor, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any indebtedness whatsoever owing from such Person or secured by such Collateral or security, in such manner and order as PFG determines in its sole discretion, and regardless of whether such indebtedness is part of the Obligations, is secured, or is due and payable. Obligor consents and agrees that PFG shall be under no obligation to marshal any assets in favor of Obligor, or against or in payment of any or all of the Obligations. Obligor further consents and agrees that PFG shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Obligations. Without limiting the generality of the foregoing, PFG shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Obligations.

(d) Independent Liability. Each Obligor hereby agrees that one or more successive or concurrent actions may be brought hereon against Obligor, in the same action in which any other Obligor may be sued or in separate actions, as often as deemed advisable by PFG. Each Obligor is fully aware of the financial condition of each other Obligor and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and Obligor is not relying in any manner upon any representation or statement of PFG with respect thereto. Each Obligor represents and warrants that it is in a position to obtain, and each Obligor hereby assumes full responsibility for obtaining, any additional information concerning any other Obligor’s financial condition and any other matter pertinent hereto as Obligor may desire, and Obligor is not relying upon or expecting PFG to furnish to it any information now or hereafter in PFG’s possession concerning the same or any other matter.

(e) Subordination. All indebtedness of a Obligor now or hereafter arising held by another Obligor is subordinated to the Obligations and Obligor holding the indebtedness shall take all actions reasonably requested by PFG to effect, to enforce and to give notice of such subordination.

8.23 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

8.24 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

8.25 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

Partners for Growth	Amended and Restated Loan and Security Agreement

8.26 Mutual Waiver of Jury Trial. Obligor and PFG each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Agreement or any other present or future instrument or agreement between PFG and Obligor, or any conduct, acts or omissions of PFG or Obligor or any of their directors, officers, employees, agents, attorneys or any other persons affiliated with PFG or Obligor, in all of the foregoing cases, whether sounding in contract or tort or otherwise. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, PFG desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then PFG may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of PFG at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

[Signature Page Follows]

Partners for Growth	Amended and Restated Loan and Security Agreement

Executed and Delivered as a Deed by	)	Lender:
BORQS Hong Kong Limited	)
Acting by:		Partners for Growth V, L.P.

/s/ Pat Sek Yuen Chan		By:	/s/ Geoffrey Allan
Name:	Pat Sek Yuen Chan	Name:	Geoffrey Allan
Title:	Sole Director	Title:	Manager, Partners for Growth V, LLC,
Its General Partner

Executed and Delivered as a Deed by	)
BORQS Technologies (HK) Limited	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

Executed and Delivered as a Deed by	)
BORQS International Holding Corp	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

in the presence of:

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and delivered as a deed by	)
Borqs Technologies, Inc.	)
Acting by its duly authorised director	)	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan

Partners for Growth	Amended and Restated Loan and Security Agreement

Partners For Growth

Schedule 1 to Loan and Security Agreement

Borrower:	BORQS Hong Kong Limited (播思微系統香港有限公司), a private company limited by shares incorporated under Hong Kong law, registered with the Companies Registry under number 1151010
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Borrower:	BORQS Technologies (HK) Limited (播思微科技香港有限公司), a private company limited by shares incorporated under Hong Kong law, registered with the Companies Registry under number 2688549
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Guarantor:	BORQS Technologies, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1880410
Address:	Kingston chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

Guarantor:	BORQS International Holding Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 192127
Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Effective Date:	April 30, 2018
Modification Effective Date:	December 17, 2018
Restatement Date:	March 8, 2019

This Schedule 1 forms an integral part of the Amended and Restated Loan and Security Agreement between PARTNERS FOR GROWTH V, L.P. and the above-referenced Borrowers and Guarantors dated the Restatement Date.

1. LOAN (Section 1.1):

The Schedule 1 Loan:	The Schedule 1 Loan consists of a term loan in the maximum amount of $3,000,000, all of which was timely advanced to Borrower on the Effective Date.

Repayment:	Borrower shall pay interest only on Loan principal until May 1, 2019, on which date Borrower shall the first of twenty-four (24) equal monthly principal payments due on the first day of each calendar month, equal in amount to the principal amount of the Loan outstanding on the last day of each preceding calendar month, divided by the number of months then remaining to the Maturity Date, plus interest on the principal outstanding during such prior month, with such payments continuing on the same day of each month until the Maturity Date, on which date the entire unpaid principal balance of the Loan plus any and all accrued and unpaid interest and other monetary Obligations then owing shall be paid. Repaid principal may not be reborrowed.

Prepayment:	Borrower may prepay the Loan in whole or in part at any time without prepayment fee or penalty of any kind.

Partners for Growth	Schedule 1 to Loan and Security Agreement

2. Interest.

Interest Rate (Section 1.2):

The Loan shall bear interest at a per annum rate equal to 12.00%, fixed.

Interest shall be calculated on the basis of a 360-day year and a year of twelve months of 30 days each for the actual number of days elapsed. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3. Fees (Section 1.3):

Commitment Fee:	Timely paid upon PFG invoice following the Effective Date.

Back-End Fee:	$600,000, fully earned and due at Maturity.

4. SCHEDULE 1 LOAN Maturity Date

(Section 5.1):	April 30, 2021.

5. Financial Covenants

(Section 4.1):	The financial covenants and other terms set forth in Section 5 of Schedule 3 are incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

Partners for Growth	Schedule 1 to Loan and Security Agreement

6. Reporting.

(Section 4.4):

The Reporting requirements set forth in Section 6 of Schedule 3 are incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

7. Borrower Information:

Section 7 of Schedule 3 is hereby incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

8. ADDITIONAL PROVISIONS

Section 8 of Schedule 3 (save for use of proceeds) is hereby incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

[Signature Page Follows]

Partners for Growth	Schedule 1 to Loan and Security Agreement

Executed and Delivered as a Deed by	)	Lender:
BORQS Hong Kong Limited	)
Acting by:		Partners for Growth V, L.P.

/s/ Pat Sek Yuen Chan		By:	/s/ Geoffrey Allan
Name:	Pat Sek Yuen Chan	Name:	Geoffrey Allan
Title:	Sole Director	Title:	Manager, Partners for Growth V, LLC,
Its General Partner

Executed and Delivered as a Deed by	)
BORQS Technologies (HK) Limited	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

Executed and Delivered as a Deed by	)
BORQS International Holding Corp	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

in the presence of:

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and delivered as a deed by	)
Borqs Technologies, Inc.	)
Acting by its duly authorised director	)	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan

Signature Page – Schedule 1 to Amended and Restated Loan and Security Agreement

Partners For Growth

Schedule 2 to Loan and Security Agreement

Borrower:	BORQS Hong Kong Limited (播思微系統香港有限公司), a private company limited by shares under Hong Kong law, registered with the Companies Registry under number 1151010
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Borrower:	BORQS Technologies (HK) Limited (播思微科技香港有限公司), a private company limited by shares under Hong Kong law, registered with the Companies Registry under number 2688549
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Guarantor:	BORQS Technologies, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1880410
Address:	Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

Guarantor:	BORQS International Holding Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 192127
Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Effective Date:	April 30, 2018
Modification Effective Date:	December 17, 2018
Restatement Date:	March 8, 2019

This Schedule 2 forms an integral part of the Amended and Restated Loan and Security Agreement between PARTNERS FOR GROWTH V, L.P. and the above-referenced Borrowers and Guarantors dated the date specified above as the “Modification Effective Date”.

1. LOAN (Section 1.1):

(a) The Schedule 2 Loan:	The Schedule 2 Loan consists of a convertible term loan in the principal amount of $1,000,000 as set forth in this Schedule 2 and as detailed and embodied in the Convertible Note dated the Modification Effective Date and advanced to Borrower on the Modification Effective Date.

(b) Repayment:	Subject to PFG’s right to convert the Convertible Note into the ordinary shares of Group Parent at any time the Convertible Note is outstanding and unpaid, Borrower shall pay interest only on Schedule 2 Loan principal until the Schedule 2 Loan Maturity Date set forth in Section 4 of this Schedule 2, on which date the entire unpaid principal balance of the Schedule 2 Loan plus any and all accrued and unpaid interest and other monetary Obligations then owing shall be paid. Prepaid Schedule 2 principal may not be reborrowed.

Partners for Growth	Schedule 2 to Loan and Security Agreement

(c) Conversion:	At any time while the Schedule 2 Loan is outstanding, upon notice only to Borrower on behalf of Group Parent, PFG may elect to convert the Schedule 2 Loan (in whole only, unless Borrower has prepaid the Schedule 2 Loan in part and, in such case and subject to the obligation of Group Parent to issue PFG a warrant as set forth in clause (d) of this Section 1, the remaining balance) into the ordinary shares of Group Parent, as set forth in the Convertible Note.

(d) Prepayment:	Borrower may prepay the Loan in whole or in part at any time without prepayment fee or penalty of any kind; provided, however, prepayment of the Convertible Note shall be subject to the concurrent issuance of a warrant to purchase Group Parent’s ordinary shares reflecting the conversion value (in ordinary shares) that equates to the principal prepaid. For example only, if the Convertible Note were convertible into 1,000 Group Parent ordinary shares and $500,000 in Schedule 2 Loan principal is prepaid, then such prepayment would be subject to the concurrent issuance of a warrant to acquire 500 Group Parent ordinary shares.

2. Interest.

Interest Rate (Section 1.2):

The Loan shall bear interest at a per annum rate equal to 12.00%, fixed.

Interest shall be calculated on the basis of a 360-day year and a year of twelve months of 30 days each but paid for the actual number of days elapsed during each month or other accrual period. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3. Fees (Section 1.3):

Commitment Fee:	$15,000, of which PFG acknowledges timely receipt promptly following the Modification Effective Date.

Partners for Growth	Schedule 2 to Loan and Security Agreement

4. SCHEDULE 2 LOAN Maturity Date

(Section 5.1):	December 17, 2023.

5. Financial Covenants

(Section 4.1):	The financial covenants and other terms set forth in Section 5 of Schedule 3 are incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

6. Reporting.

(Section 4.4):

The Reporting requirements set forth in Section 6 of Schedule 3 are incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

7. Borrower Information:

Section 7 of Schedule 3 is hereby incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

8. ADDITIONAL PROVISIONS

Section 8 of Schedule 3 (save for use of proceeds) is hereby incorporated by reference into this Schedule 1, whether or not the Schedule 3 Loan is outstanding at any relevant time of interpretation.

[Signature Page Follows]

Partners for Growth	Schedule 2 to Loan and Security Agreement

Executed and Delivered as a Deed by	)	Lender:
BORQS Hong Kong Limited	)
Acting by:		Partners for Growth V, L.P.

/s/ Pat Sek Yuen Chan		By:	/s/ Geoffrey Allan
Name:	Pat Sek Yuen Chan	Name:	Geoffrey Allan
Title:	Sole Director	Title:	Manager, Partners for Growth V, LLC,
Its General Partner

Executed and Delivered as a Deed by	)
BORQS Technologies (HK) Limited	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

Executed and Delivered as a Deed by	)
BORQS International Holding Corp	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

in the presence of:

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and delivered as a deed by	)
Borqs Technologies, Inc.	)
Acting by its duly authorised director	)	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan

Partners For Growth

Schedule 3 to Loan and Security Agreement

Borrower:	BORQS Hong Kong Limited (播思微系統香港有限公司), a private company limited by shares under Hong Kong law, registered with the Companies Registry under number 1151010
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Borrower:	BORQS Technologies (HK) Limited (播思微科技香港有限公司), a private company limited by shares under Hong Kong law, registered with the Companies Registry under number 2688549
Address:	Office B, 21/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong

Guarantor:	BORQS Technologies, Inc., a BVI business company incorporated under the laws of the British Virgin Islands with registered number 1880410
Address:	Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands

Guarantor:	BORQS International Holding Corp, an exempted company limited by shares incorporated under the laws of the Cayman Islands with registered number 192127
Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Effective Date:	April 30, 2018
Modification Effective Date:	December 17, 2018
Restatement Date:	March 8, 2019

This Schedule 3 forms an integral part of the Amended and Restated Loan and Security Agreement between PARTNERS FOR GROWTH V, L.P. and the above-referenced Borrowers and Guarantors dated the date specified above as the “Restatement Date”.

1. LOAN (Section 1.1):

(a) The Schedule 3 Loan
(RLOC) Credit Limit:	An amount not to exceed the lesser of (i) the aggregate of Tranche 1 and Tranche 2 at any one time outstanding (as applicable, in accordance with the terms of clause (ii), below) (the “Dollar Credit Limit”), and (ii) up to 80% (the “Advance Rate”) of the amount of Borrower’s Eligible Accounts (as defined in Section 8 above) (such lesser of (i) and (ii), the “Credit Limit”), which may be drawn by Borrower in minimum increments of $500,000.

Partners for Growth	Schedule 3 to Loan and Security Agreement

(b) Tranched Credit:	Within the later to occur of (i) two (2) Business Days following the Restatement Date and (ii) satisfaction of the conditions set forth in Section 9 of this Schedule 3 (or the waiver or deferral thereof by PFG in its sole discretion), PFG shall make $9,500,000 (“Tranche 1”) available to be drawn by Borrower pursuant to Qualifying Requests. So long as no Default or Event of Default has occurred and is then continuing, PFG shall make an additional $3,000,000 (“Tranche 2”) available to be drawn by Borrower within five (5) Business Days of Borrower or Group Parent demonstrating to PFG’s reasonable satisfaction that as measured from the Restatement Date, it has received not less than $10,000,000 in cash proceeds from the sale of its equity securities to investors.

(c) Advance Rate:	PFG may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to Borrower, based on changes in collection experience with respect to Accounts, the Group’s financial condition from time to time and the value, PFG’s perfection in and the priority of PFG Liens in Collateral.

(d) Repayment:	On the first day of each calendar month Borrower shall pay interest only on principal outstanding on the RLOC during the prior month, until the Schedule 3 Loan Maturity Date set forth in Section 4 of this Schedule 3, on which date the entire unpaid principal balance of the Schedule 3 Loan plus any and all accrued and unpaid interest and other monetary Obligations then owing shall be paid. Except for mandatory repayment of principal Obligations resulting from an Overadvance (as set forth in clause (c), below), Borrower may repay and reborrow principal under the RLOC.

(e) Overadvances:	If at any time and for any reason the total of all RLOC principal outstanding exceeds the Credit Limit (an “Overadvance”), Borrower shall immediately and in no event later than one Business Day from the occurrence of such Overadvance pay the amount of such excess to PFG, without notice or demand from PFG. Without limiting Borrower’s obligation to repay to PFG the amount of any Overadvance, Borrower agrees to pay PFG interest on the outstanding amount of any Overadvance at the Default Rate.

(f) Prepayment and
Termination:	Borrower may terminate this Agreement (save for Obligations intended to survive termination hereof and, as applicable, Group Parent’s obligation to issue a warrant to PFG under the terms of Schedule 2, Section 1(d) - Prepayment) by repaying all Obligations under this Agreement in full. Any such termination by repayment shall be without prepayment or termination fee or penalty of any kind.

Partners for Growth	Schedule 3 to Loan and Security Agreement

2. Interest.

Interest Rate (Section 1.2):

The Loan shall bear interest at a per annum rate equal to 11.00%, fixed.

Interest shall be calculated on the basis of a 360-day year and a year of twelve months of 30 days each but calculated daily and paid for the actual number of days elapsed during each month or other accrual period. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3. Fees (Section 1.3):

Commitment Fees:	Tranche 1. $142,500, payable promptly upon PFG invoice following the Restatement Date in respect of Tranche 1 Availability.

Tranche 2. $45,000, payable promptly upon PFG invoice following PFG making Tranche 2 available to be drawn, provided if the amount made available under Tranche 2 is more or less than the Tranche 2 Credit Availability amount, the fee shall be one and one half percent (1.5%) of the Tranche 2 amount made available by PFG.

Back-End Fee:	As from the Restatement Date, a fee equal to twenty percent (20%) of the Dollar Credit Limit of Tranche 1 and Tranche 2 (if Tranche 2 becomes available to Borrower under the terms of Section 1(b) of this Schedule 3) (such percentages of Dollar Credit Limit, collectively, the “Back-End Fee”), shall accrue on a monthly basis for each calendar month or part thereof that Tranche 1 and/or Tranche 2 have been made initially available for borrowing, up to a maximum of $1,900,000 (the “Tranche 1 Back-End Fee Cap”) and $600,000 (with respect to Tranche 2 (the “Tranche 2 Back-End Fee Cap”). The Back-End Fees shall be paid at Maturity. For example, $111,764.11 of Back-End Fee in respect of Tranche 1 would accrue in on the Restatement Date and on the first day of each of the sixteen (16) following calendar months until the Tranche 1 Back-End Fee Cap has been accrued in respect of Tranche 1. Likewise, on the date that PFG has made Dollar Credit in respect of Tranche 2 available, a Back-End fee of $35,294.18 shall accrue in respect of Tranche 2 and on the first day of each of the following sixteen (16) calendar months, an additional $35,294.18 shall accrue until the Tranche 2 Back-End Fee Cap has accrued.

Partners for Growth	Schedule 3 to Loan and Security Agreement

4. SCHEDULE 3 LOAN Maturity Date

(Section 5.1):	March 8, 2021.

5. Financial Covenants

(Section 4.1):	The Group shall meet or exceed (i) Revenues of $32,500,000 on a calendar quarterly basis and (ii) three (3) month trailing EBITDA, tested monthly, of $2,000,000, with compliance determined as of the last day each calendar quarter (Revenues) and each calendar month (EBITDA).

Definitions:	For purposes of the foregoing financial covenants, the following term shall have the following meaning:

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.

“Revenue(s)” means revenues required to be classified as such under U.S. GAAP.

Future Periods:	For future periods not covered by the above requirements, the thresholds shall be set by PFG in consultation with Borrower based on its then-current Plan, but in no event (for each measurement period) less than the immediately prior measurement period. For instance, the minimum EBITDA threshold for January 2019 would be as set, but in no event less than $32,500,000, and for March 2019 (for Revenues) would be as set but in no event less than $2,000,000.

6. Reporting.

(Section 4.4):

Borrower shall provide PFG with the following:

(a)	Monthly accounts payable, accounts receivable and deferred Revenue schedules, aged by invoice date, and outstanding or held check registers, if any, within 20 days after the end of each month.

(b)	Monthly unaudited consolidated and consolidating Financial Statements, as soon as available, and in any event within 20 days after the end of each month.

Partners for Growth	Schedule 3 to Loan and Security Agreement

(c)	Monthly Compliance Certificates within 20 days after the end of each month and at each request for an advance, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month or as at such date of request for an advance Borrower was in full compliance with all of the terms and conditions of this Agreement and setting forth calculations showing compliance with the financial covenants set forth in this Schedule 3 and such other information as PFG shall reasonably request.

(d)	Updates to the Representations, as and when required to render the information therein true, correct, accurate and complete as of the date of such date: (i) in all respects as to matters addressed in Part A of the Representations (except for the Collateral values set forth in Part A, Section 3(g), which must be true and correct in all material respects) and Part B, Section 11, and (ii) in all material respects with respect to all other sections of the Representations.

(e)	Annual Borrower (Group) Board-approved Budgets and Forecasts, as soon as available and in any event within thirty (30) days of approval by Borrower’s Board.

(f)	Annual consolidated and consolidating Financial Statements, as soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, certified by, and with an opinion containing no material qualifications of, independent certified public accountants acceptable to PFG. If Borrower is required to file and is current in its filings with a securities regulatory agency and the same information is generally available to the public within said period through such agency (such as, through EDGAR with respect to US public companies), this requirement will be deemed satisfied.

(g)	Notification of any changes in the executive management (including directors) of any Group Members, promptly upon such change(s).

(h)	A Borrowing Base Certificate reflecting the terms of this Agreement, in such form as PFG and Borrower may agree, as initially set forth in Exhibit C, to be delivered monthly within two (2) Business Days of the end of each calendar month and with each Qualifying Request for an advance.

Partners for Growth	Schedule 3 to Loan and Security Agreement

7. Borrower Information:

Borrower represents and warrants that the information set forth in the Representations and Warranties of Borrower dated March 8, 2019, previously submitted to PFG (the “Representations”) is true and correct as of the Restatement Date.

8. ADDITIONAL PROVISIONS

(a)	Collateral Accounts. To the fullest extent available in the jurisdictions in which Borrower holds its Collateral Accounts, concurrently, Borrower shall cause the banks and other institutions where its Collateral Accounts are maintained to enter into Control Agreements with PFG, in form and substance legally sufficient and otherwise satisfactory to PFG in its good faith business judgment and sufficient to perfect PFG’s security interest in said Collateral Accounts, provided that no Control Agreement shall be required in respect of any Collateral Account that does not at any time have a value in excess of $25,000. Any Control Agreements required to be in effect under this Agreement shall, subject to applicable Legal Requirement, permit PFG upon a Default to exercise exclusive control over said Collateral Accounts and proceeds thereof. As a continuing obligation, all primary operating accounts and excess Cash of Borrower shall be maintained with Silicon Valley Bank and HSBC.

(b)	Subordination of Inside Debt. All present and future indebtedness of Borrower to its officers, directors and shareholders (“Inside Debt”) shall, at all times, be subordinated to the Lien of PFG in respect of and prior payment of Obligations. Borrower represents and warrants that there is no Inside Debt presently outstanding, except as set forth in Exhibit A. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to PFG a subordination agreement on PFG’s standard form.

Partners for Growth	Schedule 3 to Loan and Security Agreement

(c)	Adjustment for Extraordinary Events. In the event that Borrower engages in a corporate transaction or other restructure that would bear in any non-trivial way on any of the financial covenant thresholds set forth in Section 5 of this Schedule 3, such as an acquisition that accretes to EBITDA or Revenue or a change in fiscal year or other periods, then PFG shall be entitled to reset the financial covenant thresholds to reasonably adjust for the effect of such corporate or other restructure transactions.

(d)	Use of Proceeds. The proceeds of the Schedule 3 Loan shall be used (i) in the first instance, to refinance all obligations owing to SPD Silicon Valley Bank Co., Ltd. and Borrower expressly authorizes PFG to directly pay the relevant pay-off amount on behalf of Borrower as if Borrower had requested and drawn such amount under the RLOC, and (ii) for general working capital purposes.

(e)	Special RLOC Representations and Warranties. Obligor hereby represents and warrants to and covenants with PFG as follows:

(i) Representations and Warranties Relating to Accounts. Each Account with respect to which RLOC advances are requested shall, on the date each advance is requested and made: (A) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of the Group’s business, and (B) meet the Minimum Eligibility Requirements as defined in Section 8 of the Agreement.

(ii) Representations Relating to Documents and Legal Compliance. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of the Group’s books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all Legal Requirements. To Obligor’s Knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

Partners for Growth	Schedule 3 to Loan and Security Agreement

(iii) Documents Relating to Accounts. If requested by PFG, Borrower shall furnish PFG with copies (or, at PFG’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to PFG an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to PFG, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(iv) Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. PFG may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other “blocked account” as PFG may specify, pursuant to a blocked account agreement in such form as PFG may specify in its good faith business judgment.

9. CONDITIONS

In addition to any other conditions to the Schedule 3 Loan set out in this Agreement (the conditions to the Schedule 1 Loan and Schedule 2 Loan, save for the joinder of BORQS Tech as a Borrower and Group Parent as a Guarantor of Obligations, being acknowledged by PFG to have been satisfied or waived on or after the Effective Date), PFG will not make any Schedule 3 Loan until PFG shall have received from Borrower, in form and substance reasonably satisfactory to PFG, such documents, and completion of such other matters, as PFG may reasonably deem necessary or appropriate, including that there shall be no discovery of any facts or circumstances which would, as determined by PFG in its good faith business judgment, materially negatively affect or be reasonably expected to materially negatively affect the collectability of the Obligations, PFG’s security interest in Borrower’s Collateral or the value thereof. Notwithstanding the foregoing, Borrower agrees to deliver to PFG each item required to be delivered to PFG under this Agreement as a condition precedent to the Schedule 3 Loan. Borrower expressly agrees that the making of the Schedule 3 Loan made prior to the receipt by PFG of any such item shall not constitute a waiver by PFG of Borrower’s obligation to deliver such item unless so waived in a separate writing, and the making of the Schedule 3 Loan in the absence of a required item shall be in PFG’s sole discretion. Without limiting the foregoing, as conditions precedent to the Loan, Borrower shall provide:

Partners for Growth	Schedule 3 to Loan and Security Agreement

(i) duly executed original signatures of each Obligor to the Restatement and each Schedule, including this Schedule 3;

(ii) a Certificate for each Obligor signed by a Responsible Officer (on behalf of each Obligor) appending the written resolutions or minutes of a meeting of their respective Boards and, as required, their respective shareholder(s), authorizing the execution, delivery and performance of this Restatement and the other Loan Documents executed and delivered in connection herewith; a Certificate of Good Standing issued by the respective Governmental Body of each Obligor; and a Certificate of Incumbency (or similar) issued by registered agent of each Obligor identifying its officers and directors together with certified copies of its Register of Directors and Register of Members; and the Constitutional Documents of each Obligor, certified by their respective Responsible Officers;

(iii) each Obligor shall have executed and delivered that certain Reaffirmation of Intellectual Property Security Agreement and Joinder, in agreed form;

(iv) Any Control Agreements as required by Section 8(b) of this Schedule 3, duly executed by Borrower and each relevant depositary institution in favor of PFG;

(v) to the extent reasonably practicable, certified copies, dated as of a recent date, of Security Instrument searches, as PFG shall request, accompanied by written evidence that the Liens indicated in any such Security Instruments either constitute Permitted Liens or have been or, in connection with the Schedule 3 Loan, will be terminated or released;

(vi) the Representations as updated to the Restatement Date, duly executed by each Borrower and Guarantor;

(vii) the insurance policies and/or endorsements required pursuant to Section 4.3;

(viii) payment of the Commitment Fees payable under Section 3 of this Schedule 3 and Lender Expenses incurred in connection with the Schedule 3 Loan;

(ix) any third party consents required in order for Borrower to enter into and perform this Restatement;

Partners for Growth	Schedule 3 to Loan and Security Agreement

(x) any Liens of record in respect of any Obligor, including the charge of HSBC in respect of BORQS HK, shall have been terminated or HSBC shall have entered into a deed of priority or other undertaking in form and substance acceptable to PFG;

(xi) subordination agreements in favor of PFG from holders of Indebtedness, as applicable;

(xii) execution and delivery of all required BVI Security Documents in connection with this Restatement and, as conditions subsequent, particulars of the BVI Security Documents (A) entered in a register of charges copies of which should be sent to the British Virgin Islands Registered Agent of Group Parent and (B) filed at the British Virgin Islands Registry of Corporate Affairs within ten (10) Business Days of the date of the BVI Security Documents; and (C) PFG’s receipt within ten (10) Business Days from the Restatement Date of a Certificate of Registration of the BVI Security Documents from the BVI Registry of Corporate Affairs;

(xiii) execution and delivery of the Cayman Security Documents in connection with this Restatement;

(xiv) execution and delivery of the Hong Kong Security Documents in connection with this Restatement;

(xv) execution and delivery of the PRC Security Documents in connection with this Restatement, and within a further ten (10) Business Days, completion of all filings, registrations and similar actions to ensure compliance with the Legal Requirements of all applicable Governmental Bodies in connection with the PRC Security Documents;

(xvi) within ten (10) Business days, execution and delivery of the India Security Documents in connection with this Restatement, including the Share Pledge Agreement, and within a further ten (10) Business Days, completion of all filings, registrations and similar actions to ensure compliance with the Legal Requirements of all applicable Governmental Bodies in connection with the India Security Documents;

(xvii) execution, delivery of all other Security Instruments contemplated under the BVI Security Documents, Cayman Security Documents or Hong Kong Security Documents, and within ten (10) Business Days, completion of all filings, registrations and similar actions to ensure compliance with the Legal Requirements of all applicable Governmental Bodies in connection with the BVI, Cayman and Hong Kong Security Documents, respectively;

Partners for Growth	Schedule 3 to Loan and Security Agreement

(xviii) a payoff letter from SPD Silicon Valley Bank Co., Ltd., together with a letter of instruction from BORQS HK for PFG to directly fund the RLOC (in whole or in part) by paying the payoff amount to SPD Silicon Valley Bank Co., Ltd. on behalf of Obligor; and

(xix) to the extent that the conditions to this Agreement have not been completed as of the Restatement Date, a post-closing obligations letter in PFG’s customary form by which PFG waives or defers performance of such conditions as PFG is willing to defer in its sole business discretion.

10. CONDITIONS to SCHEDULE 3 Advances AFTER RESTATEMENT DATE

In addition to any other conditions to advances set out in this Agreement, PFG will not be required to consider any request for an advance under this Schedule 3 until PFG shall have received from Borrower, in form and substance satisfactory to PFG, the following:

(i) delivery of a duly executed Qualifying Request, together with all supporting materials and such other information as PFG may then request;

(ii) a Compliance Certificate executed and delivered in accordance with this Agreement;

(iii) in the case of a requested advance under Tranche 2, evidence that the conditions to Tranche 2 Availability have been satisfied;

(iv) a Borrowing Base Certificate executed and delivered in accordance with this Agreement;

(v) certification of Borrower that no Default or Event of Default has occurred and is continuing (to the extent such certification is not then a part of the Compliance Certificate or Borrowing Base Certificate); and

(vi) Borrower shall have satisfied any conditions set forth in Section 9 of this Schedule 3 that may have been deferred as post-closing conditions.

[Signature Page Follows]

Partners for Growth	Schedule 3 to Loan and Security Agreement

Executed and Delivered as a Deed by	)	Lender:
BORQS Hong Kong Limited	)
Acting by:		Partners for Growth V, L.P.

/s/ Pat Sek Yuen Chan		By:	/s/ Geoffrey Allan
Name:	Pat Sek Yuen Chan	Name:	Geoffrey Allan
Title:	Sole Director	Title:	Manager, Partners for Growth V, LLC,
Its General Partner

Executed and Delivered as a Deed by	)
BORQS Technologies (HK) Limited	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

Executed and Delivered as a Deed by	)
BORQS International Holding Corp	)

Acting by:

/s/ Pat Sek Yuen Chan
Name:	Pat Sek Yuen Chan
Title:	Sole Director

in the presence of:

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

Executed and delivered as a deed by	)
Borqs Technologies, Inc.	)
Acting by its duly authorised director	)	/s/ Pat Sek Yuen Chan
		Name:	Pat Sek Yuen Chan

Partners for Growth

Exhibit A to Loan and Security Agreement

Section 3.4(d) – Fixtures, Etc. – None.

Section 7—“Permitted Indebtedness”—Other Existing Permitted Indebtedness: - None

Section 7—“Permitted Investments”—Other Existing Permitted Investments: – None.

Section 7— “Permitted Liens” —Other Existing Permitted Liens: – None.

Schedule Section 8 - “Inside Debt”: – None.

Exhibit B to Loan and Security Agreement – Compliance Certificate

Exhibit C to Loan and Security Agreement – Borrowing Base Certificate